================================================================================


                                   $65,000,000

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 25, 2002

                                  by and among

                            SEROLOGICALS CORPORATION,
                                                as Borrower

                     THE FINANCIAL INSTITUTIONS PARTY HERETO
                    AND THEIR ASSIGNEES UNDER SECTION 12.5.,
                                                as Lenders,

                           JPMORGAN SECURITIES, INC.,
                                                as Documentation Agent,
                                       and

                             BANK OF AMERICA, N.A.,
                                                as Administrative Agent


================================================================================

                                TABLE OF CONTENTS

Article I. Definitions............................................................................1

         Section 1.1.  Definitions................................................................1
         Section 1.2.  General; References to Times..............................................24
         Section 1.3.  Accounting Treatment for Acquired Entities................................24

Article II. Credit Facility......................................................................25

         Section 2.1.  Revolving Loans...........................................................25
         Section 2.2.  Letters of Credit.........................................................25
         Section 2.3.  Rates and Payment of Interest on Loans....................................29
         Section 2.4.  Number of Interest Periods................................................30
         Section 2.5.  Repayment of Loans........................................................30
         Section 2.6.  Prepayments...............................................................30
         Section 2.7.  Continuation..............................................................31
         Section 2.8.  Conversion................................................................31
         Section 2.9.  Notes.....................................................................32
         Section 2.10.  Voluntary Reductions of the Commitments..................................32
         Section 2.11.  Expiration or Maturity Date of Letters of Credit Past
                 Termination Date................................................................32
         Section 2.12.  Increase in Commitments..................................................32
         Section 2.13.  Swingline Loans..........................................................33
         Section 2.14.  Amount Limitations.......................................................35

Article III. Payments, Fees and Other General Provisions.........................................35

         Section 3.1.  Payments..................................................................35
         Section 3.2.  Pro Rata Treatment........................................................37
         Section 3.3.  Sharing of Payments, Etc..................................................37
         Section 3.4.  Several Obligations.......................................................38
         Section 3.5.  Minimum Amounts...........................................................38
         Section 3.6.  Fees......................................................................38
         Section 3.7.  Computations..............................................................39
         Section 3.8.  Usury.....................................................................40
         Section 3.9.  Agreement Regarding Interest and Charges..................................40
         Section 3.10.  Statements of Account....................................................40
         Section 3.11.  Defaulting Lenders.......................................................40
         Section 3.12.  Taxes....................................................................42

Article IV. Yield Protection, Etc................................................................43

         Section 4.1.  Additional Costs; Capital Adequacy........................................43
         Section 4.2.  Suspension of LIBOR Loans.................................................45
         Section 4.3.  Illegality................................................................45
         Section 4.4.  Compensation..............................................................45
         Section 4.5.  Treatment of Affected Loans...............................................46
         Section 4.6.  Change of Lending Office..................................................47
         Section 4.7.  Assumptions Concerning Funding of LIBOR Loans.............................47

Article V. Conditions Precedent..................................................................47

         Section 5.1.  Initial Conditions Precedent..............................................47
         Section 5.2.  Conditions Precedent to All Loans and Letters of Credit...................50
         Section 5.3.  Conditions to Permitted Acquisitions......................................51

Article VI. Representations and Warranties.......................................................54

         Section 6.1.  Corporate Existence.......................................................54
         Section 6.2.  Authorization; No Conflict................................................55
         Section 6.3.  Enforceability............................................................55
         Section 6.4.  Approvals.................................................................55
         Section 6.5.  Financial Condition.......................................................55
         Section 6.6.  Litigation................................................................56
         Section 6.7.  Federal Reserve Regulations...............................................56
         Section 6.8.  ERISA.....................................................................57
         Section 6.9.  Taxes.....................................................................57
         Section 6.10.  Investment Company Act...................................................58
         Section 6.11.  Public Utility Holding Company Act.......................................58
         Section 6.12.  Material Agreements......................................................58
         Section 6.13.  Environmental and Safety Matters.........................................58
         Section 6.14.  Subsidiaries.............................................................60
         Section 6.15.  Compliance with Law......................................................60
         Section 6.16.  Capitalization...........................................................61
         Section 6.17.  Title to Properties......................................................61
         Section 6.18.  Conduct of Business......................................................61
         Section 6.19.  Representations and Warranties in Acquisition Documents..................61
         Section 6.20.  Performance of Contracts, Etc............................................61
         Section 6.21.  Disclosure...............................................................61
         Section 6.22.  Seramed Disposition......................................................62
         Section 6.23.  Survival of Representations and Warranties, Etc..........................62
         Section 6.24. Representations Regarding Acquisitions....................................62

Article VII. Affirmative Covenants...............................................................63

         Section 7.1.  Corporate Existence; Compliance with Law; Etc.............................63
         Section 7.2.  Insurance.................................................................63
         Section 7.3.  Obligations and Taxes.....................................................63
         Section 7.4.  Maintaining Records; Access to Properties and Inspections.................64
         Section 7.5.  Environmental and Safety Matters..........................................64
         Section 7.6.  Additional Security.......................................................65
         Section 7.7.  Use of Proceeds; Letters of Credit........................................65
         Section 7.8.  Additional Material Subsidiaries..........................................65

Article VIII. Information........................................................................69

         Section 8.1.  Quarterly Financial Statements............................................69
         Section 8.2.  Year-End Statements; Management Letters...................................69
         Section 8.3.  Compliance Certificate....................................................69
         Section 8.4.  Other Information.........................................................70

         Section 8.5.  Litigation................................................................72

Article IX. Negative Covenants...................................................................72

         Section 9.1.  Financial Covenants.......................................................73
         Section 9.2.  Indebtedness and Guarantees...............................................73
         Section 9.3.  Prohibition on Fundamental Changes........................................74
         Section 9.4.  Investments...............................................................74
         Section 9.5.  Limitation on Liens.......................................................75
         Section 9.6.  Restricted Payments.......................................................75
         Section 9.7.  Accounting................................................................75
         Section 9.8.  Amendment of Certain Documents............................................76
         Section 9.9.  Sales of Assets...........................................................76

Article X. Default...............................................................................76

         Section 10.1.  Events of Default........................................................76
         Section 10.2.  Remedies Upon Event of Default...........................................79
         Section 10.3.  Remedies Upon Default....................................................80
         Section 10.4.  Allocation of Proceeds...................................................80
         Section 10.5.  Collateral Account.......................................................81
         Section 10.6.  Performance by Agent.....................................................82
         Section 10.7.  Rights Cumulative........................................................82

Article XI. The Agent............................................................................82

         Section 11.1.  Authorization and Action.................................................82
         Section 11.2.  Agent's Reliance, Etc....................................................83
         Section 11.3.  Notice of Defaults.......................................................84
         Section 11.4.  Bank of America as Lender................................................84
         Section 11.5.  Approvals of Lenders.....................................................84
         Section 11.6.  Lender Credit Decision, Etc..............................................85
         Section 11.7.  Indemnification of Agent.................................................85
         Section 11.8.  Collateral Matters.......................................................86
         Section 11.9.  Successor Agent..........................................................87
         Section 11.10.  Documentation Agent.....................................................87

Article XII. Miscellaneous.......................................................................88

         Section 12.1.  Notices..................................................................88
         Section 12.2.  Expenses.................................................................89
         Section 12.3.  Setoff...................................................................90
         Section 12.4.  Arbitration..............................................................90
         Section 12.5.  Successors and Assigns...................................................91
         Section 12.6.  Amendments...............................................................93
         Section 12.7.  Nonliability of Agent and Lenders........................................94
         Section 12.8.  Confidentiality..........................................................94
         Section 12.9.  Indemnification..........................................................95
         Section 12.10.  Survival................................................................95
         Section 12.11.  Severability of Provisions..............................................96
         Section 12.12.  GOVERNING LAW...........................................................96

         Section 12.13.  Counterparts............................................................96
         Section 12.14.  Obligations with Respect to Loan Parties................................96
         Section 12.15.  Entire Agreement........................................................96
         Section 12.16.  Construction............................................................96
         Section 12.17.  No Novation; Effect of Amendment and
                 Restatement.....................................................................97

SCHEDULE 6.1.                  Ownership Structure
SCHEDULE 6.6.                  Litigation
SCHEDULE 6.8.                  ERISA
SCHEDULE 6.12.                 Material Agreements
SCHEDULE 6.13.                 Environmental and Safety Matters
SCHEDULE 6.16.                 Capitalization
SCHEDULE 6.17.                 Title to Properties; Liens
SCHEDULE 9.2.                  Indebtedness and Guaranties
SCHEDULE 9.4.                  Existing Investments


EXHIBIT A                      Form of Accession Agreement to Credit Documents
EXHIBIT B                      Form of Assignment and Acceptance Agreement
EXHIBIT C                      Form of Assignment of Acquisition Documents
EXHIBIT D                      Form of Guaranty
EXHIBIT E                      Form of Notice of Borrowing
EXHIBIT F                      Form of Notice of Continuation
EXHIBIT G                      Form of Notice of Conversion
EXHIBIT H                      Form of Notice of Swingline Borrowing
EXHIBIT I                      Form of Patent Security Agreement
EXHIBIT J                      Form of Pledge Agreement
EXHIBIT K                      Form of Security Agreement
EXHIBIT L                      Form of Swingline Note
EXHIBIT M                      Form of Trademark Security Agreement
EXHIBIT N                      Form of Revolving Note
EXHIBIT O                      Form of Opinion of Counsel to Loan Parties
EXHIBIT P                      Form of Compliance Certificate
EXHIBIT Q                      Form of Security Deed

         THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 25, 2002, by and among SEROLOGICALS CORPORATION, a corporation organized under the laws of the State of Delaware (the "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5., JPMORGAN SECURITIES, INC., as Documentation Agent (the "Documentation Agent") and BANK OF AMERICA, N.A., as contractual representative of the Lenders to the extent and in the manner provided in
Article XI. below (the "Agent").

         WHEREAS, Bank of America, N.A., successor to NationsBank, N.A. (South) ("Bank of America"), the other financial institutions party thereto and the Borrower entered into that certain Third Amended and Restated Credit Agreement dated as of September 28, 1999 (as amended and in effect immediately prior to the date hereof, the "Existing Credit Agreement"), pursuant to which Bank of America and the other financial institutions party thereto made available to the Borrower a credit facility, all on the terms and conditions contained therein; and

         WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement in accordance with the terms herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

                              ARTICLE I. DEFINITIONS

SECTION 1.1.  DEFINITIONS.

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

         "ABRA" shall mean the American Blood Resources Association.

         "ACCOUNT RECEIVABLE" shall mean, as of any date of determination thereof, the unpaid portion of the obligation of a customer of a Subsidiary (other than any Foreign Subsidiary) in respect of services actually rendered or goods actually sold as stated on the invoice therefor, in each case net of any unpaid credits, rebates, offsets or commissions.

         "ACCESSION AGREEMENT" shall mean an Accession Agreement to Credit Documents executed by any Loan Party in favor of the Agent and substantially in the form of Exhibit A.

         "ACQUISITION" shall mean, with respect to a Seller, the acquisition by the Borrower directly, or indirectly through its Subsidiaries, in one or a series of transactions, of (a) all or substantially all of the assets of such Seller or all or substantially all of a line or lines of business conducted by such Seller or a division of such Seller or (b) a controlling equity interest in such Seller, whether by purchase of such equity interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity interest; provided, however, that any such acquisition which consists solely of the right to use the intellectual property of such Seller by means of a license or other similar arrangement and which does not involve any payments of the type referred to in clause (h) of the definition of Acquisition Consideration shall not constitute an "Acquisition" within the meaning of this definition.

         "ACQUISITION CONSIDERATION" means, with respect to any Acquisition and without duplication, each of the following: (a) the amount of cash paid, together with the fair market value (as determined in good faith by the Board of Directors of the acquirer) of all other assets (excluding assets of the type described in the following clause (b)) conveyed, by the Borrower and its Subsidiaries in consideration for such Acquisition; (b) the value (as determined by reference to the Acquisition Documents in connection with such Acquisition or, if no such value can be determined by reference to such Acquisition Documents, as determined by reference to Market Value as of the date such Acquisition was announced to the public) of all capital stock, warrants and options to acquire capital stock, of the Borrower conveyed by the Borrower in consideration for such Acquisition; (c) the aggregate amount of Indebtedness acquired, incurred or assumed by the Borrower and its Subsidiaries in connection with such Acquisition; (d) all amounts paid or to be paid by the Borrower and its Subsidiaries in respect of any covenant not to compete granted in connection with such Acquisition and accruing to the benefit of any New Subsidiary or other Loan Party; (e) the aggregate capitalized amount of consulting or other similar fees or payments to be paid by such New Subsidiary or other Loan Party to a Seller or any Affiliate of such Seller in connection with, or as a result of, such Acquisition; (f) to the extent reasonably determinable as of the Acquisition Date, the aggregate amount of Earn-Out Payments which payments are to be capitalized by the Borrower and its Subsidiaries; (g) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and brokers' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition; and (h) the aggregate capitalized amount of any up-front fees or payments to be paid by such New Subsidiary or other Loan Party to a Seller or any Affiliate of such Seller in connection with, or as a result of, an Acquisition involving the acquisition of the right to use the intellectual property of another by means of a license or similar arrangement.

         "ACQUISITION DATE" means, with respect to an Acquisition, the date on which such Acquisition is consummated.

         "ACQUISITION DOCUMENTS" means, with respect to an Acquisition, collectively, the related Purchase Agreement for such Acquisition and all related agreements and conveyance instruments executed in connection therewith or pursuant thereto.

         "ACQUISITION HISTORICAL FINANCIAL STATEMENTS" has the meaning given that term in Section 5.3.(b).

         "ACQUISITION PRO FORMA FINANCIAL STATEMENTS" has the meaning given that term in Section 5.3.(c).

         "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

         "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

         "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed an Affiliate of such corporation or other Person; provided further that, with respect to any Person permitted to file a report on Schedule 13G under the Exchange Act and which owns directly or indirectly any securities having ordinary voting power for the election of directors or other governing body of the Borrower or any Subsidiary, neither the Borrower nor any Subsidiary shall be deemed to be an Affiliate of such Person and such Person shall not be deemed to be an Affiliate of the Borrower or any Subsidiary unless such Person owns directly or indirectly 20% or more of such voting securities of the Borrower or such Subsidiary, as the case may be.

         "AGENT" means Bank of America, N.A., as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.

         "AGREEMENT DATE" means the date as of which this Agreement is dated.

         "APPLICABLE COMMITMENT FEE" means at any time the percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is then determined in accordance with the definition thereof:

                                APPLICABLE
                    LEVEL     COMMITMENT FEE
                    -----     --------------
                      3           0.375%
                    ------------------------
                      2           0.375%
                    ------------------------
                      1           0.300%
                    ------------------------

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Commitment Fee.

         "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "APPLICABLE MARGIN" means the percentage rate set forth below for a given Type of Loan corresponding to the ratio of Consolidated Debt to EBITDA of the Borrower and its Consolidated Subsidiaries as determined in accordance with
Section 9.1. in effect at such time:

    LEVEL           RATIO OF CONSOLIDATED DEBT TO        APPLICABLE MARGIN FOR        APPLICABLE MARGIN
                               EBITDA                       BASE RATE LOANS            FOR LIBOR LOANS
    ---------------------------------------------------------------------------------------------------
      3        Greater than or equal to 2.0 to 1.0                0.25%                       1.75%

    ---------------------------------------------------------------------------------------------------
      2        Less than 2.0 to 1.0 but greater than              0.00%                       1.50%
                  or equal to 1.50 to 1.0

    ---------------------------------------------------------------------------------------------------
      1        Less than 1.50 to 1.0                              0.00%                       1.25%

    ---------------------------------------------------------------------------------------------------

The Agent shall confirm the Applicable Margin based on the calculations set forth in Compliance Certificates delivered under Section 8.3. from time to time, and shall notify the Borrower and the Lenders thereof. Each change in the Applicable Margin shall take effect on the date five Business Days following the date by which the Borrower is required to deliver the quarterly financial statements pursuant to Section 8.1. or the annual financial statements pursuant to Section 8.2., as the case may be. Until first determined as provided above (which shall be the first such date occurring after June 30, 2002), the Applicable Margin shall be determined by reference to Level 1. If the Borrower fails to deliver any such Compliance Certificate by the date required under
Section 8.3., then the Applicable Margin shall be determined by reference to Level 3 until such time as the Borrower delivers such Compliance Certificate.

         "APPRAISAL" means, with respect to any parcel (or group of related parcels) of real property, an M.A.I. appraisal commissioned by and addressed to the Agent (acceptable to the Agent as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Agent, having at least the minimum qualifications required under Applicable Law governing the Agent and the Lenders, including without limitation, FIRREA, and determining both the "as is" market value of such property as between a willing buyer and a willing seller and the "stabilized value" of such property.

         "ASSIGNEE" has the meaning given that term in Section 12.5.(d).

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit B.

         "ASSIGNMENT OF ACQUISITION DOCUMENTS" means the Third Amended and Restated Assignment of Acquisition Documents executed by certain of the Loan Parties in favor of the Agent and substantially in the form of Exhibit C.

         "BANK OF AMERICA" means Bank of America, N.A., together with its successors and assigns.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code of 1978, as amended from time to time, or any successor federal statute.

         "BAS" means Banc of America Securities LLC, together with its successors and assigns.

         "BASE RATE" means the per annum rate of interest equal to the greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Agent or any Lender on any extension of credit to any debtor.

         "BASE RATE LOAN" means a Revolving Loan bearing interest at a rate based on the Base Rate.

         "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

         "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia or Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CAPITAL EXPENDITURES" means, without duplication, for any period of computation thereof, the aggregate of all expenditures on a consolidated basis (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capitalized Lease Obligations) made by the Borrower and its Consolidated Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account.

         "CAPITALIZED LEASE OBLIGATION" means as to any Person, the obligations of such Person with respect to any lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) which is or should be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         "CASH EQUIVALENTS" shall mean, as to any Person (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) time deposits, Euro-dollar deposits, certificates of deposit or bankers' acceptances of any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000, in each case with maturities of not more than one year from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (e) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (f) investments in money market funds at least 85% of whose assets are comprised of securities of the types described in clauses (a) through (e) above, and (g) in the case of any Foreign Subsidiary, (A) direct obligations of the sovereign nation ( or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case having maturities of not more than the year from the date of acquisition or (B) of the type and maturity described in clauses (b), (c) or (d) above of foreign obligors, which obligations or obligors (or the parents of such obligors) having ratings described in such clauses or equivalent ratings from comparable foreign rating agencies reasonably acceptable to the Agent.

         "CASH FLOW" means, for any period of computation thereof, an amount equal to the following: (i) EBITDA for such period minus (ii) cash payments actually made during such period in respect of taxes on income of the Borrower and its Consolidated Subsidiaries plus (iii) Rental Expense for such period.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any successor federal statute.

         "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Inventory System.

         "CHANGE IN CONTROL" has the meaning given that term in Section 10.1.(i)

         "CLIA" means the Clinical Laboratory Improvement Amendments of 1988, as amended.

         "CLOSING DATE" means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Agent.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the regulations from time to time promulgated or proposed pursuant thereto.

         "COLLATERAL" means any collateral security now or hereafter pledged by any Loan Party to secure the Obligations or any portion thereof and includes all "Collateral" as defined in the Security Agreement, the "Trademark Collateral" as defined in any Trademark Security Agreement, and the "Pledged Collateral" as defined in the Pledge Agreement.

         "COLLATERAL ACCOUNT" means a special non-interest bearing deposit account maintained at the Principal Office of the Agent and under its sole dominion and control.

         "COMMITMENT" means, as to each Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1. and to issue (in the case of the Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.2.(a) and 2.2.(i) respectively, in an amount up to, but not exceeding (but in the case of the Agent excluding the aggregate amount of participations in the Letters of Credit held by other Lenders), the amount set forth for such Lender on its signature page hereto as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.10. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

         "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

         "COMPENSATION PERIOD" has the meaning given that term in Section 3.1.(b)(ii).

         "COMPLIANCE CERTIFICATE" has the meaning given that term in Section
8.3.

         "CONSOLIDATED DEBT" shall mean all Indebtedness of the Borrower and its Consolidated Subsidiaries.

         "CONSOLIDATED SUBSIDIARY" means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are (or should be) consolidated with the financial statements of such Person in accordance with GAAP.

         "CONSOLIDATED TANGIBLE ASSETS" means, at the time of determination, Consolidated Total Assets less the aggregate of all amounts as would appear on the assets side of a balance sheet of the Borrower and its Consolidated Subsidiaries for patents, patent applications, copyrights, trademarks, trade names, goodwill and other like assets which would be classified as intangible assets under GAAP.

         "CONSOLIDATED TOTAL ASSETS" means, at the time of determination, the net book value of all assets of the Borrower and its Consolidated Subsidiaries as determined in accordance with GAAP.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.8.

         "CREDIT DOCUMENTS" means, collectively, this Agreement, the Notes, the Guaranty, the Security Documents, and any other documents and instruments executed and delivered by any Loan Party in connection with this Agreement or any of the foregoing documents.

         "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan and (c) the issuance of a Letter of Credit.

         "DEBT ISSUANCE" means the issuance or sale by the Borrower or any of its Subsidiaries of any bonds, notes, debentures or similar instruments representing Indebtedness, whether in a private or public offering or otherwise, excluding the incurrence of Indebtedness permitted under Section 9.2. other than Subordinated Indebtedness; provided, however, that nothing contained in this definition shall be deemed or construed to permit any Debt Issuance that is not otherwise expressly permitted pursuant to the terms hereof.

         "DEBT SERVICE" means, on the date of determination thereof, (a) current maturities of long term debt of the Borrower and its Consolidated Subsidiaries for the four fiscal quarter period then beginning, plus (b) current maturities of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries for such period, plus (c) the aggregate amount of cash dividends and other cash distributions scheduled to be paid or accrued during such period in respect of Redeemable Stock.

         "DEFAULT" means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

         "DEFAULTING LENDER" has the meaning set forth in Section 3.11.

         "DISPOSITION" means any sale, lease, assignment, transfer or other disposition of any property, including any capital stock or other equity interest in a Subsidiary but excluding (i) sales of Inventory in the ordinary course by the Borrower or any other Loan Party, (ii) dispositions of Equipment permitted by Section 9.9.(b) provided that the Net Proceeds of such disposition are used within 90 days of such disposition to replace the Equipment so disposed with other Equipment which serves the same or similar purpose as the Equipment disposed of and (iii) dispositions of Equipment and Collateral permitted by Sections 9.9.(b) and 9.9.(c), the Net Proceeds of which do not exceed $1,000,000 in the aggregate per fiscal year of the Borrower.

         "DOLLARS" or "$" means the lawful currency of the United States of America.

         "DOMESTIC EBITDA" means, for any period of computation thereof, EBITDA for such period which is attributable solely to assets located in the United States of America.

         "DONOR CENTER" means any location of the Borrower or any Subsidiary where such Loan Party collects, analyzes, processes and sells human blood, plasma and other human biological products or components or provides related healthcare services.

         "EARN-OUT PAYMENTS" means all payments on deferred purchase price obligations incurred in connection with Acquisitions (including, without limitation, earn-out payments).

         "EBIT" means, for any period of computation thereof, the sum of, without duplication, (i) Net Income for such period plus (ii) Interest Expense for such period plus (iii) taxes on income of the Borrower and its Consolidated Subsidiaries accrued during such period plus or minus (as applicable) (iv) any extraordinary expense or loss, and any non-recurring, non-cash expense or loss, of the Borrower or any Consolidated Subsidiary for such period to the extent included in determining Net Income for such period.

         "EBITDA" means, for any period of computation thereof, the sum of (i) EBIT for such period plus (ii) amortization expense of the Borrower and its Consolidated Subsidiaries for such period plus (iii) without duplication, depreciation expense of the Borrower and its Consolidated Subsidiaries for such period.

         "ELIGIBLE ASSIGNEE" means any Person who is: (i) currently a Lender;
(ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; (iv) a commercial bank organized under the laws of any other country that is a member of the Organisation for Economic Co-Operation and Development or any successor thereto, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America; or (v) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans or other similar extensions of credit in the ordinary course of business (a "CLO") and is either (x) administered or managed by a Lender or an Affiliate of such Lender or (y) managed by the same investment advisor which manages another Lender or Affiliate of such Lender which is a CLO. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency acceptable to the Agent.

         "EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Loan Party or any of its ERISA Affiliates, other than a Multiemployer Plan.

         "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any notice, claim, demand or other communication (whether written or oral) alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines, or penalties arising out of, based on or resulting from (a) the presence, handling, generation, treatment, storage, disposal, Release (as such term is defined in 42 U.S.C. ss.9601(22), or any successor federal statute or analogous state law) or threatened Release into the environment of any Hazardous Material at any location, whether or not owned by such Person or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental and Safety Law.

         "ENVIRONMENTAL AND SAFETY LAWS" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations and all contractual obligations to which Borrower or any Subsidiary is bound or subject and common law concerning public health or safety, worker health or safety or pollution or protection of the environment, including without limitation those relating to any emissions, discharges or Releases of Hazardous Materials to ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, control, clean-up or handling of Hazardous Materials.

         "EQUIPMENT" means all equipment, machinery, apparatus, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in any Loan Party's business operations or owned by any Loan Party or in which any Loan Party has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

         "ERISA AFFILIATE" of any Person shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person or which is under common control (within the meaning of Section 414(c) of the Code) with such Person.

         "ERISA EVENT" with respect to any Person shall mean (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates, unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(a)(2) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA with respect to a Plan; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of

ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "EVENT OF DEFAULT" means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "EXCHANGE ACT" has the meaning given that term in Section 10.1.(i).

         "EXCLUDED TAXES" has the meaning given that term in Section 3.12.(a).

         "EXISTING CREDIT AGREEMENT" has the meaning given that term in the recitals.

         "FDA" shall mean the United States Food and Drug Administration or any entity succeeding to any or all of its functions under Applicable Law.

         "FEDERAL ASSIGNMENT OF CLAIMS ACT" shall mean the Assignment of Claims Act of 1940, as amended from time to time, or any successor federal statute.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "FEES" means the fees and commissions provided for or referred to in
Section 3.6. and any other fees payable by the Borrower hereunder or under any other Credit Document.

         "FIRREA" means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

         "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction outside of the United States of America.

         "FOREIGN SUBSIDIARY" means a Subsidiary not organized under the laws of the United States of America, any state thereof, or the District of Columbia.

         "FSC" means Serologicals (Barbados), Inc., a Barbados corporation and a "foreign sales corporation" under the Code.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority).

         "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, any Indebtedness or other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to issue a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

         "GUARANTY" means the Third Amended and Restated Guaranty executed by certain Loan Parties in favor of the Agent and the Lenders and substantially in the form of Exhibit D.

         "GUARANTOR" means any Person that is a party to the Guaranty as a "Guarantor" and in any event shall include all Subsidiaries of the Borrower, excluding Foreign Subsidiaries.

         "HAZARDOUS MATERIALS" shall mean, collectively, all substances with respect to which liability or standards of conduct may be imposed pursuant to RCRA, CERCLA or any other Environmental and Safety Law.

         "HISTORICAL FINANCIAL STATEMENTS" has the meaning given such term in
Section 5.1.(a)(xviii).

         "INDEBTEDNESS" means, without duplication, as to any Person (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance or sale of debt securities) whether or not recourse is limited to specific assets of such Person; (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable and accrued expenses arising in the ordinary course of business so long as such trade accounts payable and accrued expenses are not for borrowed money; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the Indebtedness so secured has been assumed by such Person; (d) reimbursement obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capitalized Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; and (g) all obligations of such Person in respect of Redeemable Stock valued at its involuntary maximum fixed repurchase price plus accrued and unpaid dividends, if any.

         "INDEMNIFIABLE AMOUNTS" has the meaning given such term in Section
11.7.

         "INDEMNIFIED PARTY" has the meaning given such term in Section 12.9.

         "INSUFFICIENCY" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "INTEREST EXPENSE" shall mean for any period of computation thereof, cash interest expense attributable to Indebtedness for money borrowed (including without limitation, Capitalized Lease Obligations) of the Borrower and its Consolidated Subsidiaries actually paid during such period.

         "INTEREST PERIOD" means, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (c) notwithstanding the immediately preceding clause (a), no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "INVENTORY" shall mean (a) all inventory of each of the Subsidiaries (other than any Foreign Subsidiary) and all goods intended for sale or lease by such Subsidiaries, (b) all work-in-process of such Subsidiaries, (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, selling or furnishing of such goods or otherwise used or consumed in the business of such Subsidiaries, and (d) all documents (as such term is defined in the UCC) relating to any of the foregoing.

         "INVESTMENT" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or any contribution to the capital of, such Person;

(b) any deposit with, or advance, loan or other extension of credit to, such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person (other than any such advance, loan, extension of credit or commitment representing the purchase price of inventory or supplies sold in the ordinary course of business); or (c) any Guarantee with respect to such Person.

         "KANKAKEE PROPERTY" means the real property and improvements located at 195 West Birch Street, Kankakee, Illinois.

         "L/C COMMITMENT AMOUNT" means an amount equal to $10,000,000.

         "LENDER" means each financial institution from time to time party hereto as a "Lender", together with its respective successors and permitted assigns.

         "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

         "LETTER OF CREDIT" has the meaning set forth in Section 2.2.(a).

         "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

         "LETTER OF CREDIT LIABILITIES" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Agent in its capacity as such) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.2.(i), and the Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Agent of their participation interests under such Section.

         "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR LOANS" means Revolving Loans bearing interest at a rate based on LIBOR.

         "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset. For purposes of this Agreement, a Loan Party or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LIMITED" means Serologicals Limited, formerly known as Bioscot Limited, a corporation organized under the laws of the Scotland.

         "LOAN" means a Revolving Loan or a Swingline Loan.

         "LOAN PARTY" means each of the Borrower, its Subsidiaries and each Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations; as of the date hereof, the Loan Parties are the Borrower and each of its Subsidiaries set forth on Schedule 6.16.

         "MARGIN STOCK" has the meaning given such term in Section 6.7.

         "MARKET VALUE" means, with respect to the value of the capital stock of the Borrower and with respect to the determination of the value of any warrants or options to acquire capital stock of the Borrower, as of any date of determination, the average closing price of the capital stock of the Borrower for the 20 Business Days immediately preceding such date of determination as quoted on the Nasdaq National Market System.

         "MATERIAL ADVERSE EFFECT" means any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions, could reasonably be expected to have a material adverse effect on (a) the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole; (b) the ability of the Borrower or any Material Loan Party to perform its obligations under any of the Credit Documents to which it is a party; (c) the validity or enforceability of any of the Credit Documents; or (d) the rights and remedies of the Agent or the Lenders under any of the Credit Documents, taken as whole. As used in this definition, the term "Material Loan Party" means, as of the date of any determination thereof, any Loan Party (other than the Borrower) which either (a) owns assets having a book value greater than or equal to 10% of Consolidated Total Assets or
(b) had net income (as determined in a manner consistent with determining Net Income of the Borrower and its Consolidated Subsidiaries) greater than or equal to 10% of Net Income for the four fiscal quarter period most recently ending prior to the date of determination.

         "MATERIAL CONTRACT" shall mean, with respect to the Borrower and the other Loan Parties, any contract, agreement or binding understanding or arrangement (whether or not in written form) the performance, termination or the loss of which could reasonably be expected to have a Material Adverse Effect.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" of any Person shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA.

         "NET INCOME" means for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss) on a consolidated statement of income of the Borrower and its Consolidated Subsidiaries for such period; provided, however, that Net Income shall exclude
(i) the effect of any extraordinary or other non-recurring gain or loss outside the ordinary course of business and (ii) any write-up in the value of any asset (but only to the extent such write-up exceeds any write-down taken in connection with such asset).

         "NET PROCEEDS" means (a) with respect to a Disposition, the aggregate amount of all cash received (including without limitation, (i) all cash payments received by way of deferred payment of principal or interest pursuant to a note or installment receivable or otherwise and (ii) cash payments placed in escrow pending the resolution of post-closing matters, but, in either case, only as and when received), directly or indirectly, by the Borrower or any other Loan Party in connection with such Disposition net of (i) the amount of any out-of-pocket legal fees, title and recording tax expenses, commissions and other customary fees and expenses actually incurred by the Borrower or such other Loan Party in connection with such Disposition, (ii) any taxes reasonably estimated in good faith to be payable or receivable by the Borrower or such other Loan Party in connection with such Disposition and other taxes thereon to the extent such other taxes are actually paid by the Borrower or such other Loan Party, and
(iii) any repayments by the Borrower or such other Loan Party of Indebtedness (other than Indebtedness under any of the Credit Documents) to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition, and (b) with respect to a Debt Issuance, all cash received by the Borrower or such other Loan Party net of the amount of any out-of-pocket legal fees, underwriting commissions or placement fees and other customary fees and expenses actually incurred by the Borrower or such other Loan Party in connection with such Debt Issuance.

         "NET WORTH" means, as at any date, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) of the Borrower and its Consolidated Subsidiaries which would appear as such on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

         "NEW SUBSIDIARY" means, with respect to an Acquisition, any Subsidiary of the Borrower formed in connection with, and for the purpose of effecting, such Acquisition. If all of the outstanding capital stock of a Seller is being acquired by the Borrower or any of its

Subsidiaries in connection with an Acquisition, then such Seller shall also constitute a New Subsidiary.

         "NOTE" means a Revolving Note or a Swingline Note.

         "NOTICE OF BORROWING" means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower's request for a borrowing of Revolving Loans.

         "NOTICE OF CONTINUATION" means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.7. evidencing the Borrower's request for the Continuation of a LIBOR Loan.

         "NOTICE OF CONVERSION" means a notice in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.8. evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.

         "NOTICE OF SWINGLINE BORROWING" means a notice in the form of Exhibit H to be delivered to the Swingline Lender pursuant to Section 2.13.(b) evidencing the Borrower's request for a Swingline Loan.

         "OBLIGATIONS" means, individually and collectively and without duplication: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent, any Lender or the Swingline Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Credit Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note; (d) all Swap Obligations owing to any Lender and (e) any and all renewals, modifications, extensions and supplements to any of the foregoing. Without limitation of the foregoing, the term "Obligations" shall include any Indebtedness of the Borrower to any other Loan Party which now or hereafter becomes owing to the Agent or any Lender as assignee of such other Loan Party pursuant to any of the Security Documents or otherwise.

         "OPERATING ACCOUNT" means the account maintained by the Borrower with the Agent which the Borrower and the Agent have designated in writing as the "Operating Account."

         "PARTICIPANT" has the meaning given that term in Section 12.5.(c).

         "PATENT SECURITY AGREEMENT" means an Amended and Restated Patent Security Agreement executed by a Loan Party in favor of the Agent and substantially in the form of Exhibit I.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "PERMITTED ACQUISITION" means any Acquisition provided that (a) the consideration paid is not greater than the fair market value of the property, entity or line of business that is the subject of such Acquisition, as determined in good faith by the board of directors of the Borrower or other Loan Party, as applicable; (b) the property acquired (or, in the case where such property is capital stock or other equity interests of a Person, the property of such Person) in such Acquisition shall be used or useful in the same or similar line of business as the Borrower and its Subsidiaries on the Agreement Date; (c) the consideration payable by the Borrower and its Subsidiaries with respect to such Acquisition which is attributable to property located outside of the United States of America (including a reasonable estimate of any Earn-Out Payments in connection with such Acquisition as determined in good faith by the board of directors of the Borrower or other Loan Party, as applicable) does not exceed $15,000,000, and together with the aggregate amount of all consideration paid in connection with all other Acquisitions consummated during the term of this Agreement which is attributable to property located outside of the United States of America, does not exceed $45,000,000; (d) in the case of an Acquisition of the capital stock or other equity interest of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition; (e) no Default or Event of Default shall exist immediately after giving effect to such Acquisition; (f) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date; (g) the Borrower shall have delivered to the Agent a Compliance Certificate signed by the chief financial officer of the Borrower demonstrating compliance with each of the subsections of Section 9.1., with Sections 9.2. and 9.4., and clause (i) of this definition, in each case after giving effect to such Acquisition as provided in Section 1.3. and reaffirming that the representations and warranties made hereunder are true and correct in all material respects as of such date, except to the extent such representations and warranties relate to an earlier date; (h) the consideration payable by the Borrower and its Subsidiaries with respect to such Acquisition (including a reasonable estimate of any Earn-Out Payments in connection with such Acquisition as determined in good faith by the board of directors of the Borrower or other Loan Party, as applicable) does not exceed $30,000,000, and together with the aggregate amount of all consideration paid in connection with all other Acquisitions consummated during the term of this Agreement, does not exceed $60,000,000; and (i) the ratio of Consolidated Debt to EBITDA (calculated in accordance with Section 1.3.) is less than or equal to 1.5 to 1.0 as of the end of the most recently ending four fiscal quarter period. For purposes of this definition, the consideration payable in connection with any Acquisition shall include, but shall not be limited to, all Acquisition Consideration.

         "PERMITS" has the meaning given that term in Section 6.13(a).

         "PERMITTED LIENS" means:

         (a)      Liens created pursuant to the Security Documents;

         (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in accordance with Section 7.3.;

         (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business not yet delinquent or which are being contested in accordance with Section 7.3. and pledges or deposits to secure the release of such Liens;

         (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

         (e) pledges or deposits to secure the performance of bids, trade contracts (other than a trade contract which constitutes Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (f) easements, rights-of-way, zoning restrictions and other similar encumbrances of record on real property incurred in the ordinary course of business which, in the aggregate, are not material in dollar amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the other Loan Parties;

         (g)      Liens existing on the date hereof and disclosed on Schedule
6.17. hereto;

         (h) Liens on real property or Equipment of the Borrower or any Subsidiary securing Indebtedness of the Borrower and its Subsidiaries permitted under Section 9.2.(c); and

         (i) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject;

         (j) Liens created by or resulting from any litigation or legal proceeding that is being contested in good faith by appropriate proceedings or arising out of judgements or awards that do not constitute an Event of Default under Section 10.1.(g); and

         (k) Ownership interests in anticoagulant, harnesses, bowls, bags, bottles, needles and other similar disposable "soft goods" inventory claimed by suppliers of such property made available to the Borrower or any Subsidiary in the ordinary course of business and which interests do not secure any Indebtedness owing to such suppliers.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLAN" of the Borrower or any of the other Loan Parties shall mean an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and which is covered by Title IV of ERISA, other than a Multiemployer Plan of such Person.

         "PLEDGE AGREEMENT" means the Second Amended and Restated Pledge Agreement executed by the Borrower and certain other Loan Parties in favor of the Agent and substantially in the form of Exhibit J.

         "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to two percent (2%) plus the Base Rate plus Applicable Margin corresponding to Level 3 in the definition thereof.

         "PRIME RATE" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent or any Lender.

         "PRIMARY OBLIGATIONS" has the meaning given that term in Section 6.3.

         "PRINCIPAL OFFICE" means the office of the Agent located at 101 North Tryon Street, Charlotte, North Carolina 28255, or such other office of the Agent as the Agent may designate from time to time.

         "PROJECTIONS" has the meaning given that term in Section 6.21.

         "PURCHASE AGREEMENT" shall mean, with respect to an Acquisition, the asset purchase agreement, stock purchase agreement or other primary agreement to which the Borrower and/or one or more of its Subsidiaries is a party and which evidences the terms of such Acquisition.

         "QPP" shall mean the Quality Plasma Program of ABRA.

         "REDEEMABLE STOCK" means any class or series of capital stock or other equity interest to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed or is redeemable at the option of the holder thereof at any time, or is convertible into or exchangeable for debt securities at any time.

         "REGISTER" has the meaning given that term in Section 12.5.(e).

         "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

         "REGULATIONS T, U AND X" shall mean, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

         "REGULATORY PERMITS" shall mean (i) FDA establishment licenses, (ii) FDA product licenses, (iii) CLIA registrations, (iv) QPP certifications, and
(v) state licenses or permits relating to the operation of Donor Centers, including those applicable to medical waste, clinical laboratory testing, and drug testing.

         "REIMBURSEMENT OBLIGATION" means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.

         "RELEASE" shall mean any "release" as such term is defined in 42 U.S.C. ss.9601(22), or any successor federal statute or analogous state law.

         "RENTAL EXPENSE" means, with respect to any period of determination, all lease, rental and all other payments made in respect of or in connection with the use of property (whether real, personal or mixed) by the Borrower and its Consolidated Subsidiaries with respect to such period other than those with respect to Capitalized Lease Obligations.

         "RESPONSIBLE OFFICER" means, as to any Person, the president, chief executive officer, chief operating officer, any financial officer, any vice president or the general counsel of such Person (or, in the case of a partnership, of the managing general partner of such Person). For purposes of
Article VI hereof, such term means, with respect to the Borrower, the president, chief executive officer, director of finance, corporate controller, chief financial officer, treasurer and general counsel.

         "REQUISITE LENDERS" means, as of any date, Lenders having at least 66 2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the principal amount of the Loans and Letter of Credit Liabilities.

         "RESTRICTED PAYMENT" means dividends by or on behalf of a Loan Party on, or other payments or distributions on account of or with respect to, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of or other equity interest in such Loan Party.

         "REVOLVING LOAN" means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

         "REVOLVING NOTE" has the meaning given that term in Section 2.9.(a).

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

         "SECURITY AGREEMENT" means the Second Amended and Restated Security Agreement executed by certain Loan Parties in favor of the Agent and substantially in the form of Exhibit K.

         "SECURITY DEED" means a mortgage, deed of trust, deed to secure debt, leasehold mortgage or similar security instrument executed by the Borrower or any Subsidiary in favor of the Agent, given as security for payment of all of the Obligations, similar in form and substance to the agreement attached as Exhibit Q, or otherwise in form and substance satisfactory to the Agent.

         "SECURITY DOCUMENT" means (a) the Guaranty, the Security Agreement, the Pledge Agreement, and the Security Deeds; (b) the Assignment of Acquisition Documents, each Trademark Security Agreement and each Patent Security Agreement; (c) each of the UCC Financing Statements naming a Loan Party as debtor and the Agent, as secured party and covering any of the Collateral; and
(d) any other document or instrument executed by a Loan Party providing for collateral security for any of the Obligations.

         "SELLER" shall mean the Person being acquired (or whose assets are being acquired) in an Acquisition.

         "SERAMED" shall mean Serologicals Specialty Biologics, Inc., formerly known as Seramed, Inc., a corporation organized under the laws of the State of Delaware.

         "SERAMED DISPOSITION" means the sale by the Borrower and its Subsidiaries of all or substantially all of Seramed and its respective Subsidiaries.

         "SIGNIFICANT ACQUISITION" means any Acquisition in which the aggregate amount of consideration payable by the Borrower and its Subsidiaries in connection therewith exceeds 5.0% of Consolidated Tangible Assets as of the most recently ending fiscal quarter. for purposes of this definition, such consideration shall include, but shall not be limited to, all Acquisition Consideration.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc.

         "STATED AMOUNT" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

         "STOCK REPURCHASE SUSPENSION" has the meaning given that term in
Section 9.6.

         "SUBORDINATED DEBT" means all Consolidated Debt, the payment of principal and interest of which is subordinate in right of payment to the Obligations on customary terms and conditions approved of in writing by (a) the Agent in its reasonable discretion in the case of Consolidated Debt in aggregate outstanding principal amount not in excess of $5,000,000 evidenced by promissory notes issued by the Borrower or any Subsidiary in connection with Acquisitions and (b) the Agent and the Requisite Lenders in their reasonable discretion in all other cases.

         "SUBSIDIARY" means, as to any Person, any corporation, partnership or joint venture, limited liability company, whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (other than stock having such voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries or (ii) in the case of a partnership, limited liability company or joint venture, in which such Person or a Subsidiary of such Person is a general partner, member or joint venturer or of which a majority of the partnership, limited liability company or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

         "SWAP OBLIGATIONS" means all obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, owing by the Borrower or any other Loan Party to any Lender under
(a) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement between the Borrower or such Loan Party and such Lender for the purpose of protecting against fluctuations in interest rates or (b) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement between the Borrower or such Loan Party and such Lender designed to protect the Borrower or such Loan Party against fluctuations in currency values.

         "SWINGLINE COMMITMENT" means Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.13. in an amount up to, but not exceeding, $5,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

         "SWINGLINE LENDER" means Bank of America, N.A., or any successor Swingline Lender hereunder, together with its successors and permitted assigns.

         "SWINGLINE LOAN" means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.13.(a).

         "SWINGLINE NOTE" means the promissory note of the Borrower payable to the order of the Swingline Lender in a maximum principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit L.

         "TAXES" has the meaning given that term in Section 3.12.

         "TERMINATION DATE" means April 25, 2005.

         "TOTAL CAPITALIZATION" means Consolidated Debt plus Net Worth.

         "TRADEMARK SECURITY AGREEMENT" means a Third Amended and Restated Trademark Security Agreement executed by a Loan Party in favor of the Agent and substantially in the form of Exhibit M.

         "TRANSACTIONS" shall mean (a) any Acquisition, (b) the execution and delivery of each of the Credit Documents and the Acquisition Documents, (c) the making by the Lenders and the

Swingline Lender, and the borrowing by the Borrower, of the Loans hereunder or the issuance of any Letters of Credit hereunder and (d) the consummation of all of the other transactions contemplated by the Acquisition Documents and the Credit Documents.

         "TYPE" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

         "WHOLLY-OWNED SUBSIDIARY" of a Person shall mean any corporation, association or other business entity of which 100% of the outstanding shares of all classes of capital stock or other ownership interests is at the time owned directly or indirectly by, such Person or one or more of the other Wholly-Owned Subsidiaries of such Person or a combination thereof.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

SECTION 1.2. GENERAL; REFERENCES TO TIMES.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Atlanta, Georgia time.

SECTION 1.3. ACCOUNTING TREATMENT FOR ACQUIRED ENTITIES.

         Unless otherwise specified herein, if any Loan Party shall have acquired (i) all or substantially all of the assets of another Person, (ii) all or substantially all of a line or lines of business conducted by another Person, (iii) a division of another Person or (iv) a controlling equity interest in another Person (such assets, lines of business, division or, in the case of an equity interest, such Person, being a "Target"), during any applicable period for which the Borrower's compliance with the financial covenants in Section 9.1. is to be determined or for which Consolidated Debt, EBIT, EBITDA, Cash Flow or Interest Expense is to be calculated (including, without limitation, calculating Consolidated Debt and EBITDA for purposes of determining whether an Acquisition is a Permitted Acquisition), then such Target shall be deemed to have been acquired by such Loan Party at the beginning of such four fiscal quarter period so long as the Lenders have been provided with financial statements with respect to such Target for the fiscal year most recently ending, such financial statements to be in form and substance satisfactory to the Requisite Lenders.

                          ARTICLE II. CREDIT FACILITY

SECTION 2.1. REVOLVING LOANS.

         (a) Generally. Subject to the terms and conditions hereof, including without limitation Section 2.14., during the period from the Closing Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

         (b) Requesting Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before 11:30 a.m. (a) in the case of LIBOR Loans, on the date 3 Business Days prior to the proposed date of such borrowing and (b) in the case of Base Rate Loans, on the date of such borrowing (which must be a Business Day). Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

         (c) Disbursements of Revolving Loan Proceeds. No later than 2:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 4:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.

SECTION 2.2. LETTERS OF CREDIT.

         (a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation Section 2.14., the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Closing Date to, but excluding, the date 30 days prior to the Termination Date one or more letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount plus unpaid Reimbursement Obligations at any one time outstanding not to exceed the L/C Commitment Amount.

         (b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the date 10 days prior to the Termination Date, and any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall have a final expiration date no later than the date 10 days prior to the Termination Date.

         (c) Requests for Issuance of Letters of Credit. The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. on the date 3 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit
(i) the proposed initial Stated Amount, (ii) the beneficiary or beneficiaries,
(iii) whether such Letter of Credit is a commercial or standby letter of credit and (iv) the proposed expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as reasonably requested from time to time by the Agent. Provided the Borrower has given the notice required by this subsection and subject to Section 2.14. and the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V., the Agent shall issue the requested Letter of Credit on the requested date of issuance. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Credit Document, the term of such Credit Document shall control.

         (d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.2.(i) such Lender's Commitment Percentage of such payment.

         (e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely Notice of Borrowing or Notice of Swingline Borrowing, as appropriate. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Revolving Loan (which shall not be subject to the limitations of Section 3.5.) to be made by such Lender, the proceeds of which such Lender shall make available to the Agent not later than 1:00 p.m. and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.

         (f) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the Stated Amount of such Letter of Credit plus any related Reimbursement Obligations then outstanding.

         (g) Agent's Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligation. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Agent shall use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or in connection with any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher absent gross negligence or willful misconduct by the Agent or except to the extent found in a final, non-appealable judgment by a court of competent jurisdiction or by a binding determination of any arbitral body, as applicable, to have resulted from the bad faith of the Agent; (v) errors in interpretation of technical terms absent gross negligence or willful misconduct by the Agent or except to the extent found in a final, non-appealable judgment by a court of competent jurisdiction or by a binding determination of any arbitral body, as applicable, to have resulted from the bad faith of the Agent; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit, or the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create against the Agent any liability to the Borrower or any Lender;

provided, however, nothing contained in this subsection shall be deemed to constitute a waiver of any remedy the Borrower may have against the Agent or any Lender to the extent resulting from the gross negligence or willful misconduct of the Agent or such Lender, as the case may be, or to the extent resulting from the bad faith of the Agent or a Lender, as the case may be, as determined in a final, non-appealable judgment by a court of competent jurisdiction or by binding arbitration, as applicable. In this connection, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under the Letter of Credit against presentation of a draft or certificate which does not strictly comply, but which does substantially comply, with the terms of the Letter of Credit; and
(H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower's Reimbursement Obligations. Nothing herein provides a waiver of any remedies the Borrower may have for (i) the Agent's or any Lender's gross negligence or willful misconduct or (ii) actions taken (or not taken) by the Agent or the Lenders to the extent found in a final, non-appealable judgment by a court of competent jurisdiction or by a binding determination of any arbitral body, as applicable, to have been taken (or not taken) in bad faith.

         (h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders shall have consented thereto.

         (i) Lenders' Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage of the liability of the Agent with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender's Commitment Percentage of the Agent's liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the last sentence of Section 3.6.(b)).

         (j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender's Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.2.(d) and is not available from funds then on deposit in the Collateral Account. Each such Lender's obligation to make such payments to the Agent under this subsection, and the Agent's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(e) or 10.1.(f) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

         (k) Information to Lenders. Upon the request of any Lender from time to time, the Agent shall deliver to such Lender any information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.2.(j).

SECTION 2.3. RATES AND PAYMENT OF INTEREST ON LOANS.

         (a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Revolving Loan made by such Lender for the period from and including the date of the making of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following per annum rates:

                  (i) during such periods as such Revolving Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin; and

                  (ii) during such periods as such Revolving Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor, plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

         (b) Payment of Interest. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the last Business Day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any LIBOR Loan, upon the payment or prepayment in full thereof. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

SECTION 2.4. NUMBER OF INTEREST PERIODS.

         There may be no more than 6 different Interest Periods outstanding at the same time.

SECTION 2.5. REPAYMENT OF LOANS.

         The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.

SECTION 2.6. PREPAYMENTS.

         (a) Optional. Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Agent notice of the prepayment of any Revolving Loan in writing (or by telephone promptly confirmed in writing) no later than 11:30 a.m. (a) in the case of the prepayment of any LIBOR Loans, on the date 3 Business Days prior to the proposed date of repayment and (b) in the case of the prepayment of Base Rate Loans, on the date of such prepayment.

         (b) Mandatory Prepayment Upon Exceeding Commitments. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans, exceeds the aggregate amount of the Commitments in effect at such time, the Borrower shall immediately pay to the Agent for the accounts of the Lenders the amount of such excess. Such payment shall be applied as provided in the immediately following subsection (d). If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

         (c) Mandatory Prepayment Upon Debt Issuance or Disposition. Within 5 Business Days following Borrower's receipt of Net Proceeds in connection with any Debt Issuance or any Disposition, the Borrower shall apply an amount equal to 100% of the Net Proceeds thereof to the prepayment of Loans and other Obligations, to be applied as provided in the immediately following subsection (d).

         (d) Application. Prepayments of Loans required to be made pursuant to the immediately preceding subsections (b) and (c) shall be applied in the same order and priority as described in subsections (a) through (i) of
Section 10.4.

SECTION 2.7. CONTINUATION.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be in writing and in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 2.8.

SECTION 2.8. CONVERSION.

         So long as no Default or Event of Default shall have occurred and be continuing (as to a Conversion from a Base Rate Loan to a LIBOR Loan), the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be in writing and in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

SECTION 2.9. NOTES.

         (a) Revolving Note. The Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit N (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

         (b) Records; Endorsement on Transfer. The date, amount of each Revolving Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error. Prior to the transfer of any Note, the Lender shall endorse such items on such Note or any allonge thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under such
Note in respect of the Loans evidenced by such Note.

SECTION 2.10. VOLUNTARY REDUCTIONS OF THE COMMITMENTS.

         The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Agent. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced may not be increased or reinstated.

SECTION 2.11. EXPIRATION OR MATURITY DATE OF LETTERS OF CREDIT PAST TERMINATION DATE.

         If on the date (the "Facility Termination Date") the Commitments are terminated (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on the Facility Termination Date, pay to the Agent an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account. If a drawing pursuant to any such Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower authorizes the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

SECTION 2.12. INCREASE IN COMMITMENTS.

         At any time during the 18-month period immediately following the Agreement Date, the Borrower shall have the right, exercisable one time, to request an increase in the aggregate amount of the Commitments by an amount not to exceed $35,000,000 by providing written notice to the Agent at least 90 days prior to the proposed effective date of such increase, which notice shall be irrevocable once given. The Agent shall promptly notify each Lender of any such request. No Lender shall be obligated in any way whatsoever to increase its Commitment. If a new Lender becomes a party to this Agreement, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders' relative Commitments and after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Loans. An increase of the aggregate amount of the Commitments may not be effected under this Section if (x) the Requisite Lenders have not notified the Agent in writing on or prior to the date which is 30 days subsequent to the date on which the Borrower requested such increase that they consent to such increase, (y) a Default or Event of Default shall be in existence on the effective date of such increase or (z) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party is not (or would not be) true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder. In connection with an increase in the aggregate amount of the Commitments pursuant to this Section (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender's Commitment at the time of the effectiveness of the increase in the aggregate amount of Commitments.

SECTION 2.13. SWINGLINE LOANS.

         (a) Swingline Loans. Subject to the terms and conditions hereof, including without limitation, Section 2.14., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Closing Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate outstanding principal amount of the Swingline Loans exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay to the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder. The borrowing of a Swingline Loan shall not constitute usage of any Lender's Commitment for purposes of calculation of the fee payable under
Section 3.6.(a) or otherwise.

         (b) Procedure for Borrowing Swingline Loans. With respect to any Swingline Loan not being made to the Borrower as contemplated under subsection
(f) below, the Borrower shall give the Agent and Swingline Lender notice pursuant to a Notice of Swingline Borrowing or pursuant to a notice otherwise given to the Agent and Swingline Lender in such manner, and no later than such time, as may be agreed to by the Borrower and the Swingline Lender in writing from time to time. Not later than such time as may be agreed to by the Borrower and the Swingline Lender from time to time and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

         (c) Interest. Swingline Loans shall bear interest (i) at a per annum rate equal to the Base Rate (as in effect from time to time) per annum or
(ii) at such other rate or rates as the Borrower and Swingline Lender may agree from time to time in writing. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in
Section 2.3. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

         (d) Swingline Note. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

         (e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may at any time, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Base Rate Loans (which shall not be subject to the amount limitations of Section 3.5.) from the Lenders in an aggregate amount equal to the principal balance of such Swingline Loan. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 11:00 a.m. on the proposed date of such borrowing. Each Lender will make available to the Agent for the account of the Swingline Lender, in immediately available funds, the proceeds of the Loan to be made by such Lender. The Agent shall pay the proceeds of such Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. If Lenders are prohibited from making Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 10.1.(e) or 10.1.(f), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Agent for the account of the Swingline Lender in Dollars and in immediately available funds. A Lender's obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1.(e) or (f)) or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of an event of condition which has had or could have a Material Adverse Effect, (iv) any breach of any Credit Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

         (f) Auto Borrow/Auto Sweep Programs. Until the occurrence of a Default or Event of Default, the Borrower shall be deemed to have requested that the Swingline Lender make to the Borrower at 5:00 p.m. on each Business Day a Swingline Loan in an amount equal to the amount by which drafts against the Operating Account exceed the available balance of funds then on deposit in the Operating Account. The Agent shall notify the Swingline Lender of the amount of such excess. The Swingline Lender shall make the proceeds of each such Swingline Loan available to the Borrower by paying the same to the Agent for deposit into the Operating Account. At 5:00 p.m. on each Business Day, the Borrower shall repay a principal amount of Swingline Loans by an amount equal to the positive balance, if any, of available funds then on deposit in the Operating Account as determined by the Agent at such time. The Borrower hereby authorizes the Agent to deduct such amount from the Operating Account without notice to the Borrower, and to pay such amount to the Swingline Lender in repayment of the then outstanding principal balance of Swingline Loans.

SECTION 2.14. AMOUNT LIMITATIONS.

         Notwithstanding any other term of this Agreement or any other Credit Document, at no time may the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans, exceed the aggregate amount of the Commitments as in effect at that time.

            ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1. PAYMENTS.

         (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Credit Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Sections 3.2. and 3.3., the Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the Borrower with the Agent or such Lender, as the case may be (with notice to the Borrower, the other Lenders and the Agent). The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. Each payment received by Agent for the account of Swingline Lender under this Agreement or the Swingline Note shall be paid to Swingline Lender in accordance with the payment instructions provided by Swingline Lender to the Agent from time to time. If the due date of any payment under this Agreement or any other Credit Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

         (b) Unless the Borrower or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment is not in fact made to the Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan to the Borrower. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Agent to any Lender with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

SECTION 3.2. PRO RATA TREATMENT.

         Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) shall be made from the Lenders, each payment of the Fees under Section 3.6.(a) and the first sentence of Section 3.6.(b) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.10. or otherwise, shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous; and (e) the Lenders' participation in, and payment obligations in respect of and receipt of payments with respect to, Letters of Credit under
Section 2.2. and Swingline Loans under Section 2.13., shall be pro rata in accordance with their respective Commitments.

SECTION 3.3. SHARING OF PAYMENTS, ETC.

         If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or a Loan Party through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.13.(e)).

SECTION 3.4. SEVERAL OBLIGATIONS.

         No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5. MINIMUM AMOUNTS.

         (a) Borrowings. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Each borrowing of LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

         (b) Prepayments. Each voluntary prepayment of Revolving Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or such lesser amount as may be the outstanding principal amount of such Revolving Loans).

         (c) Reductions of Commitments. Each reduction of the Commitments under Section 2.10. shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or such lesser amount as may be the remaining aggregate amount of the Commitments).

         (d) Conversions. Each Conversion of a Loan from a Base Rate Loan to a LIBOR Loan shall be in an aggregate minimum amount for the Loans of all Lenders of $1,000,000 or integral multiples of $100,000 in excess thereof.

         (e) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $50,000.

SECTION 3.6. FEES.

         (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of the Lenders a commitment fee on the average daily amount by which the Commitments (as the amount of the Commitments may be reduced or increased from time to time pursuant to this Agreement or otherwise) exceed the aggregate principal balance of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, at a rate per annum equal to (i) the Applicable Commitment Fee with respect to any fiscal quarter during which the average daily amount by which the Commitments (as the amount of the Commitments may be reduced or increased from time to time pursuant to this Agreement or otherwise) exceed the aggregate principal balance of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, is less than fifty percent (50%) of such Commitments, or
(ii) the Applicable Commitment Fee plus 0.15% with respect to any fiscal quarter during which the average daily amount by which the Commitments (as the amount of the Commitments may be reduced or increased from time to time pursuant to this Agreement or otherwise) exceed the aggregate principal balance of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, is equal to or greater than fifty percent (50%) of such Commitments. Such commitment fee shall be payable for the period from and including the Agreement Date to but excluding the earlier of the date the Commitments are terminated or reduced to zero or the Termination Date. As provided in the last sentence of Section 2.13.(a), the borrowing of a Swingline Loan shall not constitute usage of any Lender's Commitment for purposes of calculating such commitment fee. Such commitment fee shall be payable in arrears on (i) the last Business Day of March, June, September and December in each year commencing with June 30, 2002, (ii) on the Termination Date, and
(iii) on the date the Commitments are otherwise terminated or reduced to zero.

         (b) Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans of the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated. The Borrower also agrees to pay to the Agent for its own account a fronting fee in respect of each Letter of Credit at a rate per annum equal to one-eighth of one percent (0.125%) of the Stated Amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated. The fees provided for in the immediately preceding two sentences shall be nonrefundable and paid in arrears (i) the last Business Day of March, June, September and December in each year commencing with June 30, 2002, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

         (c) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Agent and BAS, and any other Fees of the Lenders, as may be agreed to in writing from time to time.

SECTION 3.7. COMPUTATIONS.

         Unless otherwise expressly set forth herein, any accrued interest on any Loan and any other Obligations due hereunder, and any Fees due hereunder, shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, accrued interest on any Base Rate Loan shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

SECTION 3.8. USURY.

         In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

SECTION 3.9. AGREEMENT REGARDING INTEREST AND CHARGES.

         The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.3.(a) and, with respect to Swingline Loans, in Section 2.13.(c). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, commitment fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

SECTION 3.10. STATEMENTS OF ACCOUNT.

         The Agent will account to the Borrower with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Credit Documents, and such statement rendered by the Agent shall be deemed conclusive upon Borrower absent manifest error. The failure of the Agent to deliver such a statement shall not relieve or discharge the Borrower from any of its obligations hereunder.

SECTION 3.11. DEFAULTING LENDERS.

         (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Credit Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Credit

Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender in accordance with Section 3.1.(b), (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Credit Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

         (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment and Loans. Any Lender desiring to exercise such right shall give written notice thereof to the Agent no sooner than 2 Business Days and not later than 10 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment and Loans in proportion to the Commitments and Loans of the other Lenders exercising such right. If after such 10th Business Day, the Lenders have not elected to purchase all of the Commitment and Loans of such Defaulting Lender, then any Eligible Assignee may purchase such Commitment and Loans. Neither the Agent nor any of the Lenders shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5.(d), shall pay to the Agent an assignment fee in the amount of $7,000. The purchase price for the Commitment and Loans of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Credit Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans. If, prior to a Lender's acquisition of a Defaulting Lender's Commitment and Loans pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender to the satisfaction of the Agent and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Commitment or Loans.

SECTION 3.12. TAXES.

         (a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding the following (collectively, "Excluded Taxes"): (i) franchise taxes,
(ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Credit Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such items other than Excluded Taxes being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

                  (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such Governmental Authority; and

                  (iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

         (b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         (c) Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI or W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt. Any Lender who fails to remit to the Borrower or the Agent any such required certificates, documents, evidence or necessary forms shall reimburse the Borrower and the Agent for any penalties paid by the Borrower or the Agent, as applicable, to the extent resulting of the failure of the Borrower or the Agent, as applicable, to withhold the required amounts that are caused by such Lender's failure to provide such items when due.

         (d) Refunds and Credits. If the Agent or any Lender shall become aware that it is entitled to a refund or credit in respect of Taxes for which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a written request by the Borrower, apply for such refund or credit at the Borrower's sole cost and expense. So long as no Default or Event of Default shall have occurred and be continuing, if the Agent or any Lender shall receive a refund or credit in respect of any such Taxes as to which it has been indemnified by the Borrower pursuant to this Section, the Agent or such Lender shall promptly notify the Borrower of such refund or credit and shall, within 10 days of receipt or any refund or the effective date of any credit, pay such refund or an amount equal to the amount of such credit, as the case may be, but only to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund and not previously reimbursed, to the Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Agent and without interest (other than the interest, if any, included in such refund or in respect of such credit).

                       ARTICLE IV. YIELD PROTECTION, ETC.

SECTION 4.1. ADDITIONAL COSTS; CAPITAL ADEQUACY.

         (a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine in good faith to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any Loans or its obligation to make any Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Credit Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Credit Documents in respect of any of such Loans or its Commitments (other than with respect to Excluded Taxes); or (ii) imposes or modifies any reserve, special deposit or similar requirements (including, without limitation, any reserves required to be maintained against (1) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System or (2) any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or (3) any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

         (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

         (c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay immediately to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as the Agent or such Lender, as the case may be, shall have determined in good faith to be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.

         (d) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Agent or such Lender for compensation under this Section.

Determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, absent manifest error and provided that such determinations are made reasonably and in good faith.

SECTION 4.2.  SUSPENSION OF LIBOR LOANS.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

                  (a) the Agent determines reasonably and in good faith (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

                  (b) the Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 4.3.  ILLEGALITY.

         Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

SECTION 4.4.  COMPENSATION.

         The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient to compensate such Lender for any loss, cost or expense that such Lender determines in good faith is attributable to:

                  (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or to Continue a LIBOR Loan on the requested date of such Conversion or Continuation, such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the Interest Period for such Loan that would have commenced on the date specified for such borrowing or Conversion) at the applicable rate of interest for such Loan provided for herein plus such Lender's normal administrative charges, if any, associated with such payment, prepayment, Conversion or failure to borrow over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to LIBOR at such time for an amount comparable to such principal amount and for a maturity comparable to such period (as reasonably determined by such Lender). Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

SECTION 4.5.  TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to
Section 4.1.(b), 4.2. or 4.3., then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b) or 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 4.1., 4.2. or 4.3. that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR

Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.6.  CHANGE OF LENDING OFFICE.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

SECTION 4.7.  ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.

         Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

                         ARTICLE V. CONDITIONS PRECEDENT

SECTION 5.1.  INITIAL CONDITIONS PRECEDENT.

         (a) The effectiveness of the amendment and restatement of the Existing Credit Agreement contemplated hereby, as well as the obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, are subject to the following conditions precedent and to the conditions precedent set forth in section 5.1.(b):

         The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

                  (i) a counterpart of this Agreement executed by the Borrower and each of the Lenders;

                  (ii) the Revolving Notes executed by the Borrower, payable to each of the Lenders and complying with the terms of Section 2.9., and the Swingline Note executed by the Borrower, payable to the Swingline Lender;

                  (iii)    the Guaranty executed by each Guarantor;

                  (iv) the Pledge Agreement executed by each of the Borrower and each other Loan Party owning any equity interest in any other Loan Party. In addition, the Agent shall have received each of the following: (i) all certificates representing all (or in the case of any Foreign Subsidiary, 65%) of the issued and outstanding capital stock or other equity interests of each of such other Loan Parties and (ii) stock powers duly endorsed in blank relating to all such certificates;

                  (v) the Assignment of Acquisition Documents executed by each of the Borrower and the other Loan Parties;

                  (vi) Trademark Security Agreements executed by each of Serologicals Royalty Company, Biovest, Inc., Serocor Incorporated and Intergen Discovery Products, LLC;

                  (vii) Patent Security Agreements executed by each of Serologicals Royalty Company, Biovest, Inc., Serocor Incorporated and Intergen Discovery Products, LLC;

                  (viii) the Security Agreement executed by each of the Borrower and the other Loan Parties (excluding Foreign Subsidiaries);

                  (ix) favorable UCC, tax and lien search reports with respect to each Loan Party in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no prior Liens on any of the Collateral of such Specified Loan Parties other than Permitted Liens or Liens to be terminated prior to the Closing Date;

                  (x) an opinion of King & Spalding, counsel to the Loan Parties, substantially in the form of Exhibit O;

                  (xi) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of the jurisdiction of formation of such Loan Party;

                  (xii) a certificate of good standing (or other certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State (or comparable Governmental Authority) of the jurisdiction of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which each such Loan Party is required to be so qualified;

                  (xiii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, to execute and deliver Notices of Borrowing, Notices of Conversion, Notices of Continuation, Notices of Swingline Borrowing and requests for the issuance of Letters of Credit;

                  (xiv) copies certified by the Secretary or Assistant Secretary of each Loan Party (or other individual performing similar functions) of (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a partnership, or other comparable document in the case of any other form of legal entity, and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                  (xv) a certificate executed by the chief executive officer or chief financial officer of the Borrower, stating that: (i) on such date, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Credit Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date;

                  (xvi) certificates of insurance evidencing the existence of all insurance required to be maintained by each Loan Party pursuant to the Credit Documents, together with loss payable clauses as required by such Credit Documents;

                  (xvii) the Fees, if any, then due under Section 3.6., and evidence that all accrued and unpaid interest and fees owing under the Existing Credit Agreement have been paid;

                  (xviii) audited consolidated balance sheets and statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 2000 and December 31, 2001 (collectively, the "Historical Financial Statements");

                  (xix) a Security Deed encumbering the Kankakee Property, the form of such Security Deed to be modified as appropriate to conform to the Applicable Laws of the jurisdiction in which such property is located, together with financing statements relating to the security interest granted thereunder;

                  (xx) An opinion of counsel admitted to practice law in the State of Illinois and acceptable to the Agent, addressed to the Agent and each Lender covering such legal matters with respect to such Security Deed as the Agent may reasonably request;

                  (xxi) if available to any Loan Party, a copy of each of the following:

                           (1) a copy of the most recent owner's policy of title insurance relating to the Kankakee Property showing the identity of the fee titleholder thereto;

                           (2) the recorded deed or other instrument pursuant to which the Loan Party that owns the Kankakee Property obtained title; and

                           (3) any environmental studies or assessments performed with respect to the Kankakee Property; and

                  (xxii) such other documents, instruments and agreements as the Agent or any Lender through the Agent may reasonably request.

         (b) The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:

         In the good faith judgment of the Agent:

                  (i) there shall not have occurred since December 31, 2001 any event or circumstance which could be reasonably be expected to have a Material Adverse Effect;

                  (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) have a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its respective obligations under the Credit Documents to which it is a party; and

                  (iii) the Borrower, and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its respective obligations under the Credit Documents to which it is a party.

SECTION 5.2.  CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT.

         The obligation of the Lenders to make any Loans, of the Swingline Lender to make any Swingline Loan and of the Agent to issue Letters of Credit, in each case, is subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Credit Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (c) in the case of the borrowing of Revolving Loans, the Agent shall have received a timely Notice of Borrowing, or in the case of a Swingline Loan, timely receipt by Swingline Lender of a Notice of Swingline Borrowing. Each Credit Event (including without limitation, the borrowing of a Swingline Loan as provided in Section 2.13.(f)) shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). The making of any Loans by the Lenders or the Swingline Lender, or issuance of a Letter of Credit by the Agent, prior to the satisfaction of all applicable conditions contained in Article V., shall not constitute nor be construed to be a waiver by the Lenders, the Swingline Lender or the Agent, of the requirement that such conditions be satisfied.

SECTION 5.3.  CONDITIONS TO SIGNIFICANT ACQUISITIONS.

         The right of the Borrower to consummate a Permitted Acquisition that is a Significant Acquisition without violating Section 9.3. and the obligation of the Lenders to make any Loan hereunder, the proceeds of which will be used to finance such Acquisition, or to issue any Letter of Credit in connection with such Significant Acquisition, are subject to the satisfaction of the following conditions:

         (a) Board Materials. To the extent available, the Agent and each Lender shall have received not less than 10 Business Days prior to the applicable Acquisition Date (or, if not available at such time, in any event not more than 60 days following the applicable Acquisition Date), a full and complete copy of the materials relating to such Significant Acquisition submitted by the Borrower to its board of directors for its approval of such Significant Acquisition (but only to the extent such materials have not been already been provided under any of the succeeding subsections).

         (b) Historical Financial Statements. To the extent available, the Agent and each Lender shall have received not less than 10 Business Days prior to the applicable Acquisition Date (or, if not available at such time, in any event not more than 60 days following the applicable Acquisition Date), the following in form satisfactory to the Agent: (i) a balance sheet, statement of operations and statement of cash flows for such Seller for the two fiscal years most recently ended and (ii) if then available, a balance sheet, statement of operations and statement of cash flows for such Seller for the fiscal quarter most recently ending prior to the Acquisition Date (collectively, the "Acquisition Historical Financial Statements").

         (c) Pro Forma Financial Statements. To the extent available, the Agent and each Lender shall have received not less than 10 Business Days prior to the Acquisition Date (or, if not available at such time, in any event not more than 60 days following the applicable Acquisition Date), the following in form satisfactory to the Agent: (i) a pro forma balance sheet, statement of operations and statement of cash flows for such Seller, the Borrower and its Consolidated Subsidiaries prepared on a combined basis for the fiscal year most recently ended and (ii) if then available, a pro forma balance sheet, statement of operations and statement of cash flows for such Seller, the Borrower and its Consolidated Subsidiaries prepared on a combined basis for the fiscal quarter most recently ending prior to the Acquisition Date (collectively, the "Acquisition Pro Forma Financial Statements").

         (d) Confirmation of Covenant Compliance. The Agent and each Lender shall have received not less than 10 Business Days prior to the Acquisition Date, the Compliance Certificate referenced in clause (g) of the definition of Permitted Acquisition.

         (e) Corporate Documents. If such Acquisition involves any New Subsidiaries, the Agent shall have received on or prior to the Acquisition Date a copy of the articles of incorporation, articles of organization, certificate of limited partnership or other similar organizational documents (if any) of each such New Subsidiary, certified as of a recent date by the Secretary of State of the jurisdiction of its formation, and a certificate of good standing (or other certificate of similar meaning) issued as of a recent date from such Secretary of State.

         (f) Lien Searches. The Agent shall have received from the Borrower on or prior to the Acquisition Date copies of all UCC, tax, judgment and lien search reports, if any, undertaken by the Borrower with respect to the Seller and each New Subsidiary (except for any New Subsidiary formed by the Borrower or any Loan Party solely for the purpose of facilitating such Acquisition, and formed no more than 90 Business Days prior to the Acquisition Date).

         (g) Accession Agreement. If such Acquisition involves any New Subsidiary, the Agent shall have received on or prior to the Acquisition Date an Accession Agreement duly executed by such New Subsidiary, which Accession Agreement shall, in addition to making such New Subsidiary a party to the Guaranty and the Security Agreement, make such New Subsidiary a party to the Pledge Agreement, if such New Subsidiary owns any issued and outstanding capital stock of any other Loan Party.

         (h) Financing Statements. Each such New Subsidiary shall have delivered to the Agent on or prior to the Acquisition Date duly executed UCC financing statements, and taken such other action, as the Agent shall have reasonably requested in order to perfect the security interest granted by each such New Subsidiary pursuant to the Security Agreement.

         (i) Pledge of Stock. Subject to the last sentence of Section 7.8., the Agent shall have received on or prior to the Acquisition Date from each Loan Party owning any issued and outstanding capital stock or other equity interests of each such New Subsidiary, either an amendment (in form and substance reasonably satisfactory to the Agent) to the Pledge Agreement subjecting to the Lien thereof such capital stock or other equity interests or if any such Loan Party is not yet a party to the Pledge Agreement, an Accession Agreement executed by such Loan Party making such Loan Party a party to the Pledge Agreement. In addition, the Agent shall have received each of the following: (i) all certificates representing all of such capital stock or other equity interests, and (ii) stock powers duly endorsed in blank by the applicable Loan Parties relating to all such certificates.

         (j) Real Property Documents. With respect each parcel (or group of related parcels) of real property acquired in connection with such Acquisition, if requested by the Agent, the Agent shall have received on or prior to the Acquisition Date (i) if such real property is owned in fee simple by the Borrower or any Subsidiary, the documents of the type referenced in subsections
(i) through (ix) of Section 7.9.(a) hereof or (ii) if such real property is leased by the

Borrower or any Subsidiary, the documents of the type referenced in subsections
(i) through (x) of Section 7.9.(b) hereof.

         (k) Other Documents. The Agent shall have received on or prior to the Acquisition Date such other documents as the Agent or its counsel may reasonably request.

SECTION 5.4.  CONDITIONS TO NON-SIGNIFICANT ACQUISITIONS.

         The right of the Borrower to consummate a Permitted Acquisition that is not a Significant Acquisition without violating Section 9.3. and, solely with respect to satisfaction of the condition set forth in clause (a) below, the obligation of the Lenders to make any Loan hereunder, the proceeds of which will be used to finance such Acquisition, or to issue any Letter of Credit in connection with such Acquisition, are subject to the satisfaction of the following conditions:

         (a) Confirmation of Covenant Compliance. The Agent and each Lender shall have received not less than 10 Business Days prior to the Acquisition Date, the Compliance Certificate referenced in clause (g) of the definition of Permitted Acquisition.

         (b) Corporate Documents. If such Acquisition involves any New Subsidiaries, the Agent shall have received no later than 60 days following the Acquisition Date a copy of the articles of incorporation, articles of organization, certificate of limited partnership or other similar organizational documents (if any) of each such New Subsidiary, certified as of a recent date by the Secretary of State of the jurisdiction of its formation, and a certificate of good standing (or other certificate of similar meaning) issued as of a recent date from such Secretary of State.

         (c) Lien Searches. The Agent shall have received from the Borrower no later than 60 days following the Acquisition Date copies of all UCC, tax, judgment and lien search reports, if any, undertaken by the Borrower with respect to the Seller and each New Subsidiary (except for any New Subsidiary formed by the Borrower or any Loan Party solely for the purpose of facilitating such Acquisition, and formed no more than 90 Business Days prior to the Acquisition Date).

         (d) Accession Agreement. If such Acquisition involves any New Subsidiary, the Agent shall have received no later than 60 days following the Acquisition Date an Accession Agreement duly executed by such New Subsidiary, which Accession Agreement shall, in addition to making such New Subsidiary a party to the Guaranty and the Security Agreement, make such New Subsidiary a party to the Pledge Agreement, if such New Subsidiary owns any issued and outstanding capital stock of any other Loan Party.

         (e) Financing Statements. Each such New Subsidiary shall have delivered to the Agent no later than 60 days following the Acquisition Date duly executed UCC financing statements, and taken such other action, as the Agent shall have reasonably requested in order to perfect the security interest granted by each such New Subsidiary pursuant to the Security Agreement.

         (f) Pledge of Stock. Subject to the last sentence of Section 7.8., the Agent shall have received no later than 60 days following the Acquisition Date from each Loan Party owning any issued and outstanding capital stock or other equity interests of each such New Subsidiary, either an amendment (in form and substance reasonably satisfactory to the Agent) to the Pledge Agreement subjecting to the Lien thereof such capital stock or other equity interests or if any such Loan Party is not yet a party to the Pledge Agreement, an Accession Agreement executed by such Loan Party making such Loan Party a party to the Pledge Agreement. In addition, the Agent shall have received each of the following: (i) all certificates representing all of such capital stock or other equity interests, and (ii) stock powers duly endorsed in blank by the applicable Loan Parties relating to all such certificates.

         (g) Real Property Documents. With respect each parcel (or group of related parcels) of real property acquired in connection with such Acquisition, if requested by the Agent, the Agent shall have received not later than 60 days following the Acquisition Date (i) if such real property is owned in fee simple by the Borrower or any Subsidiary, the documents of the type referenced in subsections (i) through (ix) of Section 7.9.(a) hereof or (ii) if such real property is leased by the Borrower or any Subsidiary, the documents of the type referenced in subsections (i) through (x) of Section 7.9.(b) hereof.

         (h) Other Documents. The Agent shall have received no later than 60 days following the Acquisition Date such other documents as the Agent or its counsel may reasonably request.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent, each Lender and the Swingline Lender to enter into this Agreement and to make Loans, issue Letters of Credit and make Swingline Loans, as applicable, the Borrower represents and warrants to the Agent, the Lenders and the Swingline Lender as follows:

SECTION 6.1.  CORPORATE EXISTENCE

         Each of the Borrower and the other Loan Parties (a) is a corporation, partnership or other legal entity, duly organized or formed and validly existing; (b) has all requisite power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted and to consummate the Transactions, except where the failure to have such requisite power, or have such governmental licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect; and (c) is in good standing under the laws of the jurisdiction of its organization or formation and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to be in good standing or so to qualify could not reasonably be expected to have a Material Adverse Effect, all of which such jurisdictions are set forth on Schedule 6.1.

SECTION 6.2.  AUTHORIZATION; NO CONFLICT

         The execution, delivery and performance by the Borrower and the other Loan Parties of each of the Credit Documents and the Acquisition Documents to which any is a party and the consummation of the Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action on the part of the Borrower and each such Loan Party and (b) will not (i) to the actual knowledge of a Responsible Officer of the Borrower, violate any provision of Applicable Law, or any order of any Governmental Authority, (ii) violate any provision of the organizational documents of the Borrower or any other Loan Party, (iii) violate, conflict with, result in a breach of, or constitute (alone or with notice or lapse of time or both) a default or an event of default under, any Material Contract to which the Borrower or any other Loan Party is a party or by which the Borrower or any other Loan Party or any of its property is or may be bound, or (iv) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any other Loan Party (except pursuant to the Security Documents).

SECTION 6.3.  ENFORCEABILITY

         This Agreement, each other Credit Document, and each Acquisition Document have been duly executed and delivered by the Borrower and each of the other Loan Parties (to the extent it is a party thereto) and constitute the legal, valid and binding obligations of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with their respective terms, except (a) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting generally the enforcement of creditors' rights and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (b) that obligations of a Loan Party resulting solely from being jointly and severally liable under a Credit Document for the obligations (the "Primary Obligations") of another Loan Party primarily responsible for the performance of such Primary Obligations may not be enforceable; provided, however, the lack of such enforceability does not (i) limit in any way the enforceability of any of the Primary Obligations and (ii) does not make the principal remedies afforded by such Credit Document inadequate for the practical realization of the principal rights, benefits or security provided thereby.

SECTION 6.4.  APPROVALS

         To the actual knowledge of any Responsible Officer of the Borrower, no authorizations, approvals or consents of, no filings or registrations with, and notices to any Governmental Authority are necessary for the execution, delivery or performance by the Borrower and the other Loan Parties of the Credit Documents, and the Acquisition Documents to which any of them is a party or for the validity or enforceability thereof, except for (a) filings and recordings in respect of the Liens created pursuant to the Security Documents and (b) such authorizations, approvals, consents, filings, registrations or notices as shall have been previously obtained and which remain in effect.

SECTION 6.5.  FINANCIAL CONDITION

         (a) The Historical Financial Statements are materially complete and correct and fairly present the financial condition and results of operations of the Borrower and its Consolidated

Subsidiaries as of and for the periods covered thereby. No event or circumstance has occurred or exists which could reasonably be expected to have a Material Adverse Effect since the date of the audited financial statements of the Borrower most recently delivered to the Agent under Section 5.1. or 8.2., as applicable.

         (b) Except as set forth on Schedule 6.6. or in the financial statements or notes thereto most recently delivered to the Agent under Section
8.1. or 8.2., to the actual knowledge of any Responsible Officer of the Borrower, the Borrower and its Subsidiaries have no liabilities, contingent or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         (c) Except as otherwise disclosed in writing to the Agent and the Lenders, to the actual knowledge of any Responsible Officer of the Borrower, (i) the Acquisition Historical Financial Statements of the Seller fairly present the financial condition and results of operations of the Seller as of and for the periods covered thereby; (ii) the Acquisition Pro Forma Financial Statements of the Seller, the Borrower and its Consolidated Subsidiaries fairly present the combined financial condition and results of operations of the Seller, the Borrower and its Consolidated Subsidiaries as of and for the periods covered thereby and (iii) there has been no material adverse change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Seller since the end of such Seller's immediately preceding fiscal year.

SECTION 6.6.  LITIGATION

         Except as set forth on Schedule 6.6. or in any written notice delivered by the Borrower pursuant to Section 8.4.(c)(D) or Section 8.5., there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the actual knowledge of any Responsible Officer of the Borrower, threatened against the Borrower or any other Loan Party or their respective business, property or rights (i) which involve any Credit Document, any Acquisition Document or any Transaction or (ii) which, if adversely determined could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There exists no judgment, order, injunction or other restraint issued or filed which is material to the Borrower or any other Loan Party, or any of their respective businesses, properties or rights, or which prohibits or adversely affects any of the Transactions.

SECTION 6.7.  FEDERAL RESERVE REGULATIONS

         Neither the Borrower nor any of the other Loan Parties is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, will be used (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. As used herein, the term "Margin Stock" shall mean margin stock within the meaning of Regulations T, U and X.

SECTION 6.8.  ERISA

         (a) Neither the Borrower nor any other Loan Party maintains or contributes to any Employee Benefit Plan or Multiemployer Plan other than those identified on Schedule 6.8. and those material Employee Benefit Plans or Multiemployer Plans of which the Borrower has given written notice to the Agent and the Lenders after the date of this Agreement.

         (b) The Borrower and each other Loan Party are in compliance in all respects with all applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code. The actuarial present value of all accumulated benefit obligations under each Plan, as disclosed in the most recent actuarial report with respect to such Plan, does not exceed the fair market value of the assets of such Plan, except to such extent as could not reasonably be expected to have a Material Adverse Effect. No material liability has been incurred by the Borrower or any other Loan Party or any of their ERISA Affiliates which remains unsatisfied for any taxes, penalties or other amount (other than contributions in the ordinary course) with respect to any Employee Benefit Plan or any Multiemployer Plan, and to the actual knowledge of any Responsible Officer of the Borrower, no such material liability is expected to be incurred.

         (c) Neither the Borrower nor any other Loan Party has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or
Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code, which, in the case of any of the immediately preceding clauses (i) through (iv), could reasonably be expected to have a Material Adverse Effect.

         (d) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan or Multiemployer Plan maintained or contributed to by the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect.

         (e) Except as set forth on Schedule 6.6. or in any written notice delivered by the Borrower pursuant to Section 8.5., no proceeding, claim, lawsuit and/or investigation is existing or, to the actual knowledge of any Responsible Officer of the Borrower, threatened concerning or involving any Employee Benefit Plan or Multiemployer Plan maintained or contributed to by the Borrower or any other Loan Party which, if adversely determined could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 6.9.  TAXES

         Each of the Borrower and the other Loan Parties has filed all federal income tax returns and all other tax returns and reports, domestic and foreign, required to be filed by it, or filed appropriate extensions, and has paid all taxes, assessments, fees and other governmental charges shown to be due and payable by it on such returns or reports, in each case, the failure of which to file or pay could reasonably be expected to have a Material Adverse Effect. All such returns are true and correct in all material respects. Each of the Borrower and the other Loan Parties has paid or, in the case of taxes which are not yet due and payable or are being contested in good faith, has provided adequate reserves for the payment of, all federal, state and foreign taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof, the failure of which taxes to pay could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Loan Party has received notice of any proposed tax assessment against the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.10.  INVESTMENT COMPANY ACT

         Neither the Borrower nor any other Loan Party is an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.11.  PUBLIC UTILITY HOLDING COMPANY ACT

         Neither the Borrower nor any other Loan Party is a "holding company" nor an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6.12.  MATERIAL AGREEMENTS

         Other than this Agreement, the other Credit Documents, the Acquisition Documents and except as set forth on Schedule 6.12. or in any written notice delivered by the Borrower to the Agent and the Lenders after the date of this Agreement, neither the Borrower nor any other Loan Party is a party to any agreement or instrument or subject to any corporate restriction that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 6.13.  ENVIRONMENTAL AND SAFETY MATTERS

         Except as set forth on Schedule 6.13. or in any written notice delivered by the Borrower pursuant to Section 8.4.(c), and except for such of the following as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

         (a) The Borrower and each of the other Loan Parties have obtained all permits, licenses and other authorizations which are required under applicable Environmental and Safety Laws (collectively "Permits"), all of which are listed on Schedule 6.13. hereto.

         (b) The Borrower and each of the other Loan Parties have complied and are in compliance with the terms and conditions of all Permits and with all applicable Environmental and Safety Laws.

         (c) With respect to the Borrower and each of the other Loan Parties, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation is pending or, to the actual knowledge of any Responsible Officer of the Borrower, threatened by any Person with respect to any alleged failure to obtain any Permits or any violation of any applicable Environmental and Safety Laws, or with respect to the generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release or threatened Release, of any Hazardous Materials.

         (d) No property or facility now or previously owned or operated by the Borrower or any of the other Loan Parties has been, to the actual knowledge of any Responsible Officer of the Borrower, or is presently operated by the Borrower or any of the other Loan Parties in a manner which requires permitting as a hazardous waste treatment, storage or disposal facility for purposes of RCRA or any analogous state law.

         (e) None of the following is (i) present at any property or facility now owned or operated by the Borrower or any of the other Loan Parties or (ii) to the actual knowledge of any Responsible Officer of the Borrower, present at any property or facility previously owned or operated by the Borrower or any of its Subsidiaries: (A) polychlorinated biphenyls contained in electrical or other equipment; (B) asbestos-containing insulation or building material; or (C) active or inactive underground storage tanks.

         (f) No Hazardous Materials have been released by the Borrower or any of the other Loan Parties into the environment at or from any property or facility now or previously owned or operated by the Borrower or any of the other Loan Parties so as to give rise to any present or future liability or obligation under any applicable Environmental and Safety Laws.

         (g) Neither the Borrower nor any of the other Loan Parties have transported or, to the actual knowledge of any Responsible Officer of the Borrower, arranged for the transportation of any Hazardous Material to any location which is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS list or any comparable state list or which is the subject of federal, state or local enforcement actions which reasonably could give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental and Safety Laws.

         (h) No oral or written notification of a Release of a Hazardous Material has been made by or on behalf of the Borrower or any of the other Loan Parties and no property or facility now owned or operated by the Borrower or any of the other Loan Parties is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS list or any comparable state list. To the actual knowledge of any Responsible Officer of the Borrower, no property or facility previously owned or operated by the Borrower or any of its Subsidiaries is on the CERCLA National Priorities List (or proposed for such listing), the CERCLIS list or any comparable state list.

         (i) No Liens have arisen under or pursuant to any Environmental and Safety Laws on any property or facility now owned or operated by the Borrower or any of the other Loan Parties, and no governmental actions have been taken or, to the actual knowledge of any Responsible Officer of the Borrower, are in process which could subject any such property or facility to such Liens. To the actual knowledge of any Responsible Officer of the Borrower, no Liens have arisen under or pursuant to any Environmental and Safety Laws on any property or facility previously owned or operated by the Borrower or any of the other Loan Parties, and no governmental actions have been taken or are in process which could subject any such property or facility to such Liens. Neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials in any deed to any such property or facility.

         (j) To the actual knowledge of any Responsible Officer of the Borrower, there have been no environmental investigations, studies, audits, tests, reviews or other analyses of any property or facility now or previously owned or operated by the Borrower or any of the other Loan Parties which have not been provided to the Agent.

         (k) To the actual knowledge of any Responsible Officer of the Borrower, neither the Borrower nor any of the other Loan Parties have assumed, succeeded to or otherwise become liable (contingently or otherwise) for the obligations of any other Person pursuant to Environmental and Safety Laws, whether by contract, by operation of law or otherwise.

         (l) To the actual knowledge of any Responsible Officer of the Borrower, without limiting the generality of the foregoing, there are no other facts, events or conditions relating to the past or present operations, properties or facilities of the Borrower or any of the other Loan Parties which reasonably could give rise to liability of the Borrower or any Loan Party under any Environmental and Safety Laws.

         To the extent any of the foregoing representations in this Section
6.13. relate to a property or facility acquired pursuant to a Purchase Agreement, such representations are based only on the actual knowledge of any Responsible Officer of the Borrower.

SECTION 6.14.  SUBSIDIARIES

         Except as set forth on Schedule 6.16. or in any written notice delivered by the Borrower pursuant to Section 8.4.(k), the Borrower has no Subsidiaries, and except as set forth on such Schedule or any such written notice, all other Loan Parties are Wholly-Owned Subsidiaries of the Borrower. The aggregate book value of the assets of the FSC does not exceed 5.0% of the book value of the total consolidated assets of the Borrower and its Subsidiaries.

SECTION 6.15.  COMPLIANCE WITH LAW

         The Borrower and each of the other Loan Parties are in compliance with all Applicable Laws of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of their respective business and the ownership of their respective property (including Applicable Laws relating to environmental standards and controls), except such noncompliance as could not reasonably be expected to individually or in the aggregate, have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has all Regulatory Permits that are required by its customers for the operation of each of the Donor Centers as such Donor Centers are currently or anticipated to be operated, except for Regulatory Permits the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.16.  CAPITALIZATION

         As of the date of this Agreement, Schedule 6.16. correctly sets forth the corporate structure and ownership interests of each of the Loan Parties (other than the Borrower), including the correct legal name of each such Loan Party, and the shareholders or other Persons holding equity interests in such Loan Parties and their percentage equity or voting interest. Except as set forth on Schedule 6.16. or in any written notice delivered by the Borrower to the Agent, there are no outstanding securities convertible into or exchangeable for any capital stock (collectively, "capital stock equivalents") of any Loan Party (excluding the Borrower) or any outstanding subscriptions, options, warrants, calls, rights (including without limitation, preemptive rights) or other agreements or commitments of any nature relating to or exercisable for capital stock or capital stock equivalents of any Loan Party (excluding the Borrower).

SECTION 6.17.  TITLE TO PROPERTIES

         Except as set forth on Schedule 6.17. or in any written notice delivered by the Borrower to the Agent after the date of this Agreement, each of the Borrower and the other Loan Parties have good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all Liens other than Permitted Liens.

SECTION 6.18.  CONDUCT OF BUSINESS.

         The Borrower and its Subsidiaries are engaged in the business of providing, throughout the world, biological products and enabling technologies that are essential for the research, development and manufacturing of biologically based life science products.

SECTION 6.19.  REPRESENTATIONS AND WARRANTIES IN ACQUISITION DOCUMENTS

         Each representation and warranty made or deemed made by the Borrower or any other Loan Party in any of the other Credit Documents and any Acquisition Documents are hereby deemed made to and for the benefit of the Agent, the Lenders and the Swingline Lender as if the same were set forth herein in full.

SECTION 6.20.  PERFORMANCE OF CONTRACTS, ETC.

         Neither the Borrower nor any of the other Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract, agreement, indenture, mortgage, lease or other binding understanding or arrangement of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, in each case, that could reasonably be expected to have a Material Adverse Effect.

SECTION 6.21.  DISCLOSURE

         No representation or warranty of the Borrower or any other Loan Party made or deemed made in this Agreement, any other Credit Document, any Acquisition Document, or any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of any such Person for use in connection with any of the Transactions, excluding Projections (defined below), contained, as of the date made or deemed made or as of the date thereof, any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The financial statements referred to in Section 5.1(a) (xviii) and Section 5.3(b) fairly present the financial condition of the Borrower and its Consolidated Subsidiaries or the Seller, as the case may be, and the results of operations of the Borrower and its Consolidated Subsidiaries or the Seller, as the case may be, as of and for the periods covered thereby. All financial projections concerning the Borrower and its Subsidiaries that have been or are hereafter made available to the Agent, any Lenders or the Swingline Lender by the Borrower or any of its representatives (the "Projections") have been or will be prepared in good faith based upon assumptions the Borrower believes to be reasonable. There is no material fact known to the Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Agent or any Lender for use in connection with the transactions contemplated hereby.

SECTION 6.22.  SERAMED DISPOSITION

         All of the Net Proceeds of the Seramed Disposition were either (i) used by the Borrower to finance a Restricted Payment permitted under Section 9.6.(b)(ii) of the Existing Credit Agreement or (ii) applied by the Loan Parties to finance Acquisitions or to acquire, construct or improve properties or capital assets to be used by any of the Loan Parties in the same or similar line(s) of business as those described in Section 6.18.

SECTION 6.23.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         All representations and warranties made under this Agreement and the other Credit Documents shall be deemed to be made at and as of the Agreement Date, the Closing Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date). All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Credit Documents and the making of the Loans and the issuance of the Letters of Credit.

SECTION 6.24.  REPRESENTATIONS REGARDING ACQUISITIONS

         To the extent any representation or warranty contained in this Article
VI. relates to an Acquisition and the Transactions relating thereto, including without limitation, the representation contained in Section 6.5.(c) regarding the Acquisition Historical Financial Statements of a Seller, such representation or warranty shall be deemed made only on and as of (a) the date such Acquisition has been consummated and (b) the date of the making of any Loan any of the proceeds of which are used in whole or in part to finance such Acquisition or the date of issuance of any Letter of Credit issued in connection with such Acquisition, in each case with respect to Acquisitions consummated on or after the date hereof.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6., the Borrower shall, and (as applicable) will cause each of the other Loan Parties to:

SECTION 7.1.  CORPORATE EXISTENCE; COMPLIANCE WITH LAW; ETC.

         Except as not prohibited by this Agreement: (a) preserve and maintain its existence, and all of its rights, privileges and franchises, including without limitation, obtaining and maintaining all necessary FDA approvals and QPP certification for all of its Donor Centers; (b) comply in all respects with the requirements of all Applicable Laws, rules, regulations and orders of all Governmental Authorities; (c) maintain all of its properties used in its business in sufficient working order and condition so as to permit such Loan Party to conduct its business; and (d) preserve and enforce its rights (including rights to indemnification) under any Material Contracts, except in each case, where the failure to do so would not have a Material Adverse Effect.

SECTION 7.2.  INSURANCE

         Keep insured by financially sound and reputable insurers all property of a character usually insured by entities engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such businesses and carry such other insurance as is usually carried by such businesses. Without limiting the obligations of the Borrower and the other Loan Parties under the foregoing provisions of this Section, in the event the Borrower or any of the other Loan Parties shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section or any of the other Credit Documents, then the Agent, on behalf of the Lenders, may upon notice to the Borrower or such other Loan Party, but shall have no obligation to, procure insurance covering the interests of the Agent and the Lenders in such amounts and against such risks as the Agent shall deem appropriate, and the Borrower shall reimburse the Agent in respect of any premiums paid by the Agent as provided in Section 12.2.

SECTION 7.3.  OBLIGATIONS AND TAXES

         Pay its Indebtedness and other obligations in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, and in any event before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof which could reasonably be expected to have a Material Adverse Effect; provided, however, that such payment and discharge shall not be required so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings which effectively stay the execution of any such Lien and the Borrower shall (or shall cause the applicable Loan Party to) set aside on its books adequate reserves in accordance with GAAP with respect thereto.

SECTION 7.4.  MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS

         Maintain all financial records in accordance with GAAP and permit any representatives designated by the Agent or any Lender upon reasonable notice to visit and inspect the properties of the Borrower or any of the other Loan Parties (such visits and inspections to be at the sole cost and expense of the Agent or such Lender, so long as an Event of Default is not existing) and to inspect their financial and business records (except records and documents subject to the attorney-client privilege and the work product doctrine) and to make extracts therefrom and copies thereof, all at reasonable times and in a manner so as not to unreasonably disrupt the operations of the Borrower or the other Loan Parties and as often as reasonably requested, and permit the Agent or any Lender or any representatives designated by the Agent or any Lender upon reasonable notice to discuss the affairs, finances and condition of the Borrower or any of the other Loan Parties with the officers thereof and independent accountants therefor; provided, however, that (i) any representatives designated by the Agent or any Lender shall be in the business of acting as crisis managers or business consultants and shall be bound by the same or similar internal policies with regard to confidential information as is the Agent or such Lender and (ii) the Agent or any Lender or any representatives designated by the Agent or any Lender shall not discuss the affairs, finances and condition of the Borrower or any of the other Loan Parties with the Borrower's independent accountants unless and until the Agent or such Lender determines in its reasonable discretion that discussions directly with the Borrower or the officers of the Borrower have failed to satisfy the inquiries of the Agent or such Lender or its representatives. Not in limitation of the foregoing, the Borrower shall, and shall cause each of the other Loan Parties to, keep complete, accurate and detailed financial records with respect to all amounts of all Loans made available to any of the Subsidiaries by way of loans.

SECTION 7.5.  ENVIRONMENTAL AND SAFETY MATTERS

         For the purposes of protecting the Agent's security interest in the Collateral and preserving the Borrower's ability to satisfy its Obligations:

         (a) Comply with all Environmental and Safety Laws applicable to it or any of its property or facilities in all material respects.

         (b) Keep its properties and facilities free from any Liens arising under any Environmental and Safety Laws which could reasonably be expected to have a Material Adverse Effect.

         (c) Respond promptly to any Release or threatened Release of any Hazardous Materials in a manner which complies in all material respects with all applicable Environmental and Safety Laws and mitigates any associated risk to human health or the environment to the maximum extent commercially practicable.

         (d) If the Agent at any time has a reasonable basis to believe that any property or facility owned or operated by the Borrower or any other Loan Party has been or may be either (i) operated in violation of any applicable Environmental and Safety Laws; (ii) contaminated with any Hazardous Materials at or above levels requiring removal or remedial action under applicable Environmental and Safety Laws; or (iii) subject to any government-imposed obligation to conduct any environmental investigation or clean-up, any of which, in the good faith judgment of the Agent may impair in any material respect the value of the Collateral or the ability of the Borrower or any of the other Loan Parties to satisfy any of their respective Obligations, the Borrower shall, upon the written request of the Agent, at the Borrower's sole cost and expense, conduct such investigation or study, through retention of a consulting firm reasonably satisfactory to the Agent, as is necessary in the good faith judgment of the Agent to demonstrate that no such impairment could reasonably be expected to have a Material Adverse Effect.

SECTION 7.6.  ADDITIONAL SECURITY

         If and to the extent requested by the Agent or the Requisite Lenders from time to time, after the occurrence and during the continuation of a Default or Event of Default, execute and deliver such additional documents and take such other action as may be necessary or desirable in the reasonable opinion of the Agent or the Requisite Lenders, in order to assure and confirm that all Obligations are secured in a manner acceptable to the Agent or the Requisite Lenders by a first priority Lien on substantially all present and future assets of the Borrower and the other Loan Parties (other than any Foreign Subsidiary) subject only to Permitted Liens.

SECTION 7.7.  USE OF PROCEEDS; LETTERS OF CREDIT.

         Use the proceeds of all Loans and all Letters of Credit for working capital, capital expenditures, and other lawful corporate purposes, including permitted stock repurchases and Acquisitions made in compliance with this Agreement, to the extent applicable. The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, use any part of such proceeds or Letters of Credit to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

SECTION 7.8.  ADDITIONAL MATERIAL SUBSIDIARIES.

         Within 60 calendar days of any Person becoming a Subsidiary after the Agreement Date, the Borrower shall deliver to the Agent each of the items that would be required to be delivered under Section 5.3. if such Subsidiary were a New Subsidiary being acquired pursuant to an Acquisition (but only to the extent such items are not otherwise required to be delivered to the Agent under such Section). Notwithstanding any provision of this Agreement or any other Loan Document, (a) no Foreign Subsidiary shall be required to execute and deliver a Guaranty and (b) a Loan Party shall only be obligated to pledge under the Pledge Agreement the maximum amount of the total combined voting power of all classes of stock entitled to vote of its respective Foreign Subsidiaries that it may so pledge without such Foreign Subsidiary being deemed to be holding United States property by virtue of 26 C.F.R. ss.1.956-2(c)(2).

SECTION 7.9.  REAL PROPERTY DELIVERIES.

         Within 60 calendar days of any date on which the ratio of Consolidated Debt to EBITDA (calculated in accordance with Section 1.3.) shall equal or exceed 1.5 to 1.0, the Borrower shall


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

deliver to the Agent each of the following items with respect to any real property interests of any of the Loan Parties as the Agent and the Lenders shall designate in their reasonable discretion:

         (a) With respect to any real property interests in which such Loan Party holds fee simple title, each of the following:

                  (i) To the extent not previously delivered, a Security Deed encumbering such real property;

                  (ii) An ALTA 1992 Form mortgagee's Policy of Title Insurance (without any creditor's rights exclusion and without any mandatory arbitration provision) or other form acceptable to the Agent, in favor of the Agent for the benefit of the Lenders with respect to such property, including endorsements with respect to such items of coverage as the Agent may reasonably request and which endorsements are available, issued by a title insurance company acceptable to the Agent and with coinsurance or reinsurance (with direct access agreements) with title insurance companies acceptable to the Agent, showing the fee simple title to the land and improvements described in such Security Deed as vested in the applicable Loan Party, and insuring that the Lien granted by such Security Deed is a valid first priority Lien against said property, subject only to such restrictions, encumbrances, easements and reservations as are acceptable to the Agent. The amount of coverage under such policy must be at least equal to the fair market value of such property as indicated in the Appraisal required by subclause (viii) below;

                  (iii) UCC, tax, judgment and lien search reports with respect to the Borrower (or Subsidiary if the property is owned by a Subsidiary) and such property in all necessary or appropriate jurisdictions indicating that there are no Liens of record on such property or any of the Collateral relating thereto other than Permitted
         Liens:

                  (iv) A current or currently certified survey of such real property certified to the Agent and the Lenders by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and otherwise in form and substance reasonably satisfactory to the Agent;

                  (v) If not adequately covered by the survey certification provided for above, a certificate from a licensed engineer or other professional reasonably satisfactory to the Agent indicating whether such property is located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;

                  (vi) Evidence that such property complies with applicable zoning and land use laws and evidence that all real property and personal property ad valorem taxes with respect to such property have been paid, together with copies of the most recent tax bills;

                  (vii) A "Phase I" environmental assessment of such property, which report is to (1) be prepared by an environmental engineering firm acceptable to the Agent and (2) comply with the requirements contained in the Agent's guidelines adopted from time to time by the Agent to be used in its lending practice generally; provided that the Agent, in the Agent's discretion, may accept an existing "Phase I" environmental assessment of such property if the same is in form and substance reasonably acceptable to the Agent and the Agent receives reliance letters in form and substance reasonably acceptable to the Agent. In addition, if any such environmental assessment contains a recommendation that a "Phase II" environmental assessment be prepared, the Borrower shall promptly commission such an assessment; provided that the Agent, in the Agent's discretion, may accept an existing "Phase II" environmental assessment of such property if the same is in form and substance acceptable to the Agent and the Agent receives reliance letters in form and substance acceptable to the Agent;

                  (viii)   An Appraisal with respect to such property; and

                  (ix) Such other documents, instruments and agreements as the Agent or any Lender through the Agent may reasonably request relating to such property.

         (b) With respect to any real property interests in which such Loan Party holds leasehold title, each of the following:

                  (i) To the extent not previously delivered, a Security Deed encumbering such leasehold interest;

                  (ii)     A copy of the subject lease then in effect;

                  (iii) To the extent not already of public record, a memorandum of lease providing constructive notice of Borrower's leasehold estate in the subject property, in form and substance reasonably satisfactory to Agent and to be recorded in the appropriate public real estate records at Agent's direction;

                  (iv) An ALTA 1992 Form mortgagee's Policy of Title Insurance (without any creditor's rights exclusion and without any mandatory arbitration provision) or other form acceptable to the Agent, in favor of the Agent for the benefit of the Lenders with respect to such property, including endorsements with respect to such items of coverage as the Agent may reasonably request and which endorsements are available, issued by a title insurance company acceptable to the Agent and with coinsurance or reinsurance (with direct access agreements) with title insurance companies acceptable to the Agent, showing the leasehold title to the land and improvements described in such Security Deed as vested in the applicable Loan Party, and insuring that the Lien granted by such Security Deed is a valid first priority Lien against such leasehold estate, subject only to such restrictions, encumbrances, easements and reservations as are acceptable to the Agent. The amount of coverage under such policy must be reasonably satisfactory to the Agent;

                  (v) UCC, tax, judgment and lien search reports with respect to the Borrower (or Subsidiary if the property is owned by a Subsidiary) and such property in all necessary or appropriate jurisdictions indicating that there are no Liens of record on such property or any of the Collateral relating thereto other than Permitted Liens:

                  (vi) If requested by the Agent, a current or currently certified survey of such real property certified to the Agent and the Lenders by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and otherwise in form and substance reasonably satisfactory to the Agent;

                  (vii) Evidence that such property complies with applicable zoning and land use laws and evidence that all real property and personal property ad valorem taxes with respect to such property have been paid, together with copies of the most recent tax bills;

                  (viii) If requested by the Agent and subject to the consent of the owner of fee simple title to such property, a "Phase I" environmental assessment of such property, which report is to (1) be prepared by an environmental engineering firm acceptable to the Agent and (2) comply with the requirements contained in the Agent's guidelines adopted from time to time by the Agent to be used in its lending practice generally; provided that the Agent, in the Agent's discretion, may accept an existing "Phase I" environmental assessment of such property if the same is in form and substance reasonably acceptable to the Agent and the Agent receives reliance letters in form and substance reasonably acceptable to the Agent. In addition, if any such environmental assessment contains a recommendation that a "Phase II" environmental assessment be prepared, the Borrower shall promptly commission such an assessment; provided that the Agent, in the Agent's discretion, may accept an existing "Phase II" environmental assessment of such property if the same is in form and substance acceptable to the Agent and the Agent receives reliance letters in form and substance acceptable to the Agent;

                  (ix) An estoppel and consent to leasehold mortgage from the landlord or lessor owning fee simple title to such property in form and substance reasonably satisfactory to Agent; and

                  (x) Such other documents, instruments and agreements as the Agent or any Lender through the Agent may reasonably request relating to such property.

SECTION 7.10.  INTELLECTUAL PROPERTY.

         Within 30 calendar days of the Agreement Date, the Borrower shall deliver or cause to be delivered to the Agent evidence satisfactory to the Agent in its reasonable judgment that all actions necessary or desirable to reflect properly of record at the United States Patent and Trademark Office the current ownership of any patents, patent applications, trademarks, trademark applications, service marks, and service mark applications of any of the Loan Parties has been completed.


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

                            ARTICLE VIII. INFORMATION

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower shall, and (as applicable) will cause each of the Loan Parties to, furnish to each Lender (or to the Agent if so provided below) at its Lending Office:

SECTION 8.1.  QUARTERLY FINANCIAL STATEMENTS.

         As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower (other than the fourth fiscal quarter of any fiscal year), consolidated statements of income, stockholders' equity (if requested by the Agent) and cash flows of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and the related consolidated balance sheets as of the end of such fiscal quarter, and accompanied by a certificate of the chief financial officer of the Borrower, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP (subject to normal year-end adjustments and absence of full footnote disclosures).

SECTION 8.2.  YEAR-END STATEMENTS; MANAGEMENT LETTERS.

         As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, audited consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year and the related audited consolidated balance sheet as of the end of such fiscal year, and accompanied by (i) an unqualified report of the Borrower's independent auditors (who shall be of nationally recognized standing), stating that such financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP and (ii) if requested by the Agent, a schedule setting forth the consolidating statements of income, stockholders' equity and cash flow of the Borrower, Serologicals Specialty Biologics, Inc., Serocor Incorporated and Limited for such fiscal year and the related unaudited consolidating balance sheet as of the end of such fiscal year of such Loan Parties.

SECTION 8.3.  COMPLIANCE CERTIFICATE.

         At the time the financial statements are furnished pursuant to Section
8.1. and 8.2., a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit P (a "Compliance Certificate") (a) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower (or such other Person, as appropriate) has taken and proposes to take with respect thereto) and (b) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with each of the subsections of Section 9.1., and with Sections 9.2. and 9.4., in each case as of the end of the fiscal period for which such financial statements are delivered.


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

SECTION 8.4.  OTHER INFORMATION.

         (a) promptly after any Default or Event of Default has occurred, a notice of such Default or Event of Default describing the same in reasonable detail together with a description of the action that the Borrower (or such other appropriate party, as the case may be) has taken and proposes to take with respect thereto;

         (b) promptly after receipt of written request from the Agent or any Lender, such other information regarding the business, affairs or financial condition of the Borrower or any other Loan Party as the Agent or such Lender may reasonably request;

         (c) as soon as possible, and in any event within 5 Business Days after any Responsible Officer of the Borrower or any other Loan Party receives notice or otherwise has actual knowledge that any of the following events have occurred or exist, a statement signed by the chief financial officer of the Borrower or other Responsible Officer setting forth details regarding such event or condition and no later than 15 Business Days after any Responsible Officer of the Borrower or any other Loan Party receives such notice or otherwise obtains such actual knowledge, a statement signed by such chief financial officer or other Responsible Officer setting forth the details regarding the action, if any, which the Borrower or such other Loan Party proposes to take with respect thereto (along with all relevant documentation): (A) any violation by the Borrower or any other Loan Party of any Environmental and Safety Laws which could reasonably be expected to have a Material Adverse Effect; (B) any request for information or notice of potential responsibility under Environmental and Safety Laws with respect to cleanup of any property or facility of the Borrower or any other Loan Party or any offsite location which could reasonably be expected to have a Material Adverse Effect; (C) the imposition of any Lien on any assets of the Borrower or any other Loan Party under Environmental and Safety Laws which could reasonably be expected to have a Material Adverse Effect; (D) the commencement of any litigation, enforcement action or investigation with respect to the Borrower or any other Loan Party under Environmental and Safety Laws which if determined adversely to the Borrower or such other Loan Party, could reasonably be expected to have a Material Adverse Effect; or (E) any Release or threatened Release of any Hazardous Material at or from any property or facility of the Borrower or any other Loan Party which could reasonably be expected to have a Material Adverse Effect;

         (d) within 10 days of providing or filing same, copies of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents), proxy statements and all other periodic reports, which the Borrower or any other Loan Party shall have provided to its stockholders or filed with the Securities and Exchange Commission (or any governmental agency substituted therefor), any national securities exchange or the National Association of Securities Dealers, Inc.;

         (e) promptly upon the Agent's request, a copy of each report of any Person (including ABRA) or Governmental Authority with respect to the condition of any Donor Center citing any material adverse condition or deficiency at such Donor Center;

         (f) promptly upon the Agent's request, each annual inspection report of the FDA with respect to any Loan Party's Donor Centers;

         (g) promptly upon receipt thereof, copies of all notices given or received by the Borrower or any other Loan Party with respect to noncompliance with any term or condition related to any Subordinated Debt;

         (h) within 60 days after the end of each fiscal year of the Borrower, capital and operating expense budgets, projections of sources and applications of funds and profit and loss projections for the Borrower (and each of its Consolidated Subsidiaries) on a consolidated basis for each fiscal quarter of the next succeeding fiscal year, all itemized in reasonable detail and prepared by the Borrower. Any material revisions made in such budgets or projections shall be furnished promptly to the Lenders;

         (i) promptly upon the Agent's request, a production report for the Borrower and its Subsidiaries in form and detail reasonably acceptable to the Agent, setting forth for the month ending immediately prior to such request, among other things (i) the number of donors at each Donor Center during such month and (ii) the number of liters of plasma produced at such center during such month;

         (j) at least two Business Days prior to the occurrence thereof, written notice of any Disposition resulting in Net Proceeds in excess of $5,000,000;

         (k) prompt notice of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary and the nature of the assets and liabilities thereof;

         (l) as soon as possible, and in any event within thirty days after the Borrower or any other Loan Party knows or has reason to know that any of the events or conditions specified below have occurred or exist, a statement signed by the chief financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower, any other Loan Party or its ERISA Affiliates proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or any other Loan Party or any of its ERISA Affiliates as of such date with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan of the Borrower or any other Loan Party or any of its ERISA Affiliates, as to which the PBGC has not by regulation waived the requirement of
         Section 4043 (a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan of the Borrower or any other Loan Party or any of its ERISA Affiliates or the termination of any such Plan;

                  (iii)    the institution by the PBGC of proceedings under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of the Borrower or any other Loan Party or any of its ERISA Affiliates, or the receipt by the Borrower or any other Loan Party or any of its ERISA Affiliates of a notice from a Multiemployer Plan of the Borrower or any other Loan Party or any of its ERISA Affiliates that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal by the Borrower or any other Loan Party or any of its ERISA Affiliates under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Borrower or any other Loan Party or any such ERISA Affiliate of notice from such a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, which in any such case could reasonably be expected to result in the imposition of withdrawal liability upon the Borrower or any other Loan Party or any of its ERISA Affiliates;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any other Loan Party or any of its ERISA Affiliates to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                  (vi) the fair market value of the assets of any Plan does not equal or exceed the accumulated benefit obligations with respect to such Plan, as disclosed on the most recent actuarial report with respect to such Plan; and

         (m) as soon as available and in any event within 10 days after receipt thereof, copies of any management letters or similar reports delivered by the Borrower's independent auditors to the Borrower or its board of directors.

SECTION 8.5.  LITIGATION

         Promptly (and in any event within three Business Days of receipt) give to the Agent notice of the filing or commencement of, or any written notice of intention of any Person to file or commence, any action, suit or proceeding affecting the Borrower or any of the other Loan Parties, whether at law or in equity by or before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and of any materially adverse development in respect of such legal or other proceedings.

                         ARTICLE IX. NEGATIVE COVENANTS

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6., the Borrower shall not, nor will it permit any Loan Parties to, directly or indirectly:


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

SECTION 9.1.  FINANCIAL COVENANTS.

         Permit:

         (a) Ratio of Consolidated Debt to Total Capitalization. The ratio of (i) Consolidated Debt to (ii) Total Capitalization at the end of any fiscal quarter, to be greater than 0.50 to 1.0;

         (b) Ratio of Consolidated Debt to EBITDA. The ratio of (a) Consolidated Debt to (b) EBITDA at the end of any fiscal quarter for the four fiscal quarter period then ending, to be greater than 2.5 to 1.0;

         (c) Fixed Charge Coverage Ratio. The ratio, at the end of any fiscal quarter, of (a) Cash Flow for the four fiscal quarter period then ending minus (i) Earn-Out Payments made during the last fiscal quarter of the applicable period, minus (ii) for each Earn-Out Payment made during the first three fiscal quarters of the applicable period, an amount equal to the sum of
(x) such Earn-Out Payment, multiplied by (y) (A) if such Earn-Out Payment was made during the first fiscal quarter of the applicable period, one-fourth (1/4),
(B) if such Earn-Out Payment was made during the second fiscal quarter of the applicable period, one-half (1/2) and (C) if such Earn-Out Payment was made during the third fiscal quarter of the applicable period, three-fourths (3/4) to
(b) (i) Debt Service for such period plus (ii) Interest Expense for such period plus (iii) Rental Expense for such period, to be less than 1.50 to 1.0;

         (d) Capital Expenditures. Permit the aggregate amount of Capital Expenditures to exceed $20,000,000 during any fiscal year. The limitations of this subsection (d) shall not apply to Capital Expenditures to the extent financed with Net Proceeds resulting from any Disposition expressly permitted under Section 9.9. or any other term of this Agreement or any other Credit Document; or

         (e) Minimum Domestic EBITDA. Permit, (i) at the end of any fiscal quarter ending prior to March 31, 2003, Domestic EBITDA to be less than $20,000,000 for the four fiscal quarter period then ending or (ii) at the end of any fiscal quarter ending on or after March 31, 2003, Domestic EBITDA to be less than $25,000,000 for the four fiscal quarter period then ending.

SECTION 9.2.  INDEBTEDNESS AND GUARANTEES.

         Create, incur or suffer to exist any Indebtedness or Guarantees except
(a) Indebtedness to the Agent and the Lenders created hereunder and under any of the Credit Documents; (b) Indebtedness existing on the Closing Date and described on attached Schedule 9.2., and any Indebtedness extending the maturity of, or refunding, refinancing or replacing, in whole or in part, any such Indebtedness, so long as (i) the principal amount of the refinancing Indebtedness shall not exceed the principal amount of the then outstanding existing Indebtedness to be refinanced, (ii) the scheduled amortization of such refinancing Indebtedness has the same or later weighted average maturity as then provided in the then outstanding existing Indebtedness to be refinanced, and
(iii) the documents and instruments evidencing such refinancing Indebtedness do not contain financial covenants or other covenants and terms which, when considered as a whole, are less favorable to the Lenders than those set forth in the documents and instruments evidencing the Indebtedness to be refinanced; (c) additional Indebtedness (which does not constitute Subordinated Debt) incurred exclusively to finance the acquisition of machinery, equipment and other fixed assets acquired after the date hereof, which Indebtedness, if secured, is secured only by a Lien on the property so acquired, in an aggregate amount not to exceed $5,000,000 at any time outstanding; (d) Indebtedness of the Borrower in respect of interest rate hedge agreements entered into from time to time after the date of this Agreement with counterparties that are Lenders at the time such interest rate hedge agreement is entered into and which hedge agreements relate to the interest rates payable in respect of this Agreement; (e) Indebtedness otherwise permitted by Section 9.4.; (f) Subordinated Debt; (g) unsecured Indebtedness not otherwise permitted under this Section 9.2. in an aggregate amount (including any unsecured Indebtedness described on attached Schedule 9.2.) not to exceed $5,000,000 at any time outstanding; and (h) Indebtedness comprised of reasonable and customary indemnities given by the Borrower or any other Loan Party or guarantees or other similar undertakings by the Borrower entered into in lieu thereof, in favor of the purchaser of property and assets of the Borrower and its Subsidiaries being sold, leased, transferred or otherwise disposed of in accordance with Section 9.9. and covering liabilities incurred by the Borrower or its applicable Subsidiary in respect of such property and assets prior to the date of consummation of the sale, lease, transfer or other disposition thereof, which indemnities, guarantees or undertakings are required under the terms of the documentation for such sale, lease, transfer or other disposition.

SECTION 9.3.  PROHIBITION ON FUNDAMENTAL CHANGES

         Effect any of the following: (i) any transaction of merger, consolidation, recapitalization, reorganization, liquidation or dissolution (other than the merger of a Subsidiary of the Borrower with and into the Borrower pursuant to which the Borrower is the surviving corporation or with and into any Wholly-Owned Subsidiary of the Borrower pursuant to which such Wholly-Owned Subsidiary is the surviving corporation); or (ii) a Disposition of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any Person; or (iii) engage in any line of business other than those, or similar to those, described in Section 6.18.; or (iv) any Acquisition or any other transaction of acquisition of another Person, or of substantially all of the assets of another Person, or of a distinct operating division of another Person, except for Permitted Acquisitions with respect to which the Borrower has satisfied, or caused to be satisfied, each of the conditions set forth in Section 5.3. or Section 5.4., as applicable.

SECTION 9.4.  INVESTMENTS.

         Make or permit to remain outstanding any Investments except (i) Cash Equivalents, (ii) the deferment of the payment of accrued but unpaid royalties due from Limited to the Borrower in connection with the licensing of intellectual property of the Borrower to Limited, (iii) the ownership of the capital stock of or other equity interests in subsidiaries by the Borrower or its Subsidiaries, the acquisition of which is permitted by Section 9.3.(iv) or is otherwise consummated in compliance with this Agreement, and the ownership of capital stock of the Borrower, the acquisition of which is otherwise permitted hereunder, (iv) the ownership of the capital stock of or other equity interests in wholly-owned Persons by the Borrower or its Subsidiaries provided that such Persons become Loan Parties in compliance with the requirements of Section 7.8.,
(v) loans or advances to Subsidiaries from the Borrower, and loans and advances from one Subsidiary to another Subsidiary, (vi) loans or advances to the Borrower by one or more of its Subsidiaries, provided that the repayment of any such loans or advances is subordinated in writing in a manner satisfactory to the Agent to the prior satisfaction in full of the Obligations, (vii) Investments existing on the Agreement Date and described on Schedule 9.4., and (viii) other Investments not of the types described in the preceding subsections (i) through
(vii), including without limitation, ownership interests in joint ventures and ownership of capital stock of or other equity interests in a Person that is not a Subsidiary, having an aggregate cost to the Borrower and its Subsidiaries not to exceed 10% of Consolidated Total Assets at any time outstanding.

SECTION 9.5.  LIMITATION ON LIENS

         Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Permitted Liens.

SECTION 9.6.  RESTRICTED PAYMENTS.

         Make any Restricted Payment; provided, however, that (a) Subsidiaries of the Borrower may make dividends, payments or other distributions to the Borrower or to any Wholly-Owned Subsidiary of the Borrower; and (b) subject to the other terms and conditions hereof and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may (i) purchase, redeem or otherwise acquire any outstanding shares of its capital stock or other equity securities in an aggregate amount not to exceed during any fiscal year $5,000,000, so long as the ratio of Consolidated Debt to EBITDA of the Borrower and its Consolidated Subsidiaries after giving effect to such Restricted Payment (including any Consolidated Debt incurred in connection therewith) is less than or equal to 1.5 to 1.0 as of the end of the most recently ended four fiscal quarter period, assuming for purposes of such calculation that such Restricted Payment (including any Consolidated Debt incurred in connection therewith) was made (and, in the case of Consolidated Debt, incurred) as of the last day of such four quarter period; provided, however, that the Borrower shall not make any Restricted Payment otherwise permitted under this clause (i) if Net Income was less than or equal to $0 for each of the immediately preceding two fiscal quarters (a "Stock Repurchase Suspension"), such Stock Repurchase Suspension to terminate on the first date thereafter on which both of the following have occurred: (x) Net Income for the immediately preceding four fiscal quarters was greater than $0, and (y) the Agent shall have received a certificate of the chief financial officer of the Borrower to such effect, together with reasonably detailed computations demonstrating such certification and (ii) make other Restricted Payments (excluding purchases, redemptions or other acquisitions of outstanding shares of capital stock or other equity securities).

SECTION 9.7.  ACCOUNTING.

         Change its accounting methods or practices (except as required to conform to changes in GAAP or permitted by GAAP) or change its fiscal year-end to a date other than December 31. If any financial statements delivered by the Borrower pursuant to Article VIII. are presented in such a manner that such financial statements could not set forth in comparative form the corresponding figures for the preceding fiscal year, the Borrower shall advise the Agent and the Lenders of such fact upon the delivery of such financial statements and upon the Agent's or any

Lender's request shall prepare a report in form and substance reasonably satisfactory to such Person detailing the differences in the presentation of such financial statement and the financial statements for the immediately preceding fiscal year.

SECTION 9.8.  AMENDMENT OF CERTAIN DOCUMENTS.

         Enter into any amendment, modification or waiver of any of the terms of any of the Acquisition Documents which amendment, modification or waiver would have a Material Adverse Effect.

SECTION 9.9.  SALES OF ASSETS

         Sell, lease, assign, transfer or otherwise dispose of any of the Collateral; provided, however, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom: (a) a Loan Party may dispose of its Inventory in the ordinary course of its business, (b) a Loan Party may dispose of excess, obsolete or used Equipment so long as, if so required for the conduct of such Loan Party's business in any material respect, any such Equipment is replaced with other Equipment which serves the same or a similar purpose as the replaced Equipment, and (c) a Loan Party may otherwise dispose of Collateral which does not, together with all other Collateral disposed of by the Loan Parties after the date of this Agreement (excluding Collateral permitted to be disposed of under the immediately preceding clauses
(a) and (b)), have an aggregate book value in excess of $10,000,000. Notwithstanding anything else contained herein or in the other Credit Documents, consummation of Dispositions permitted under this Section shall not constitute a breach or Event of Default hereunder or under the other Credit Documents. In addition, upon the consummation of Dispositions permitted under this Section, the Agent and the Lenders shall, at the sole cost and expense of the Borrower, take all actions and execute all documents (x) necessary to release all Liens and Collateral relating to such Disposition or (y) as the Borrower may otherwise reasonably request in connection with the consummation of such Dispositions permitted under this Section.

SECTION 9.10.  NEGATIVE PLEDGES

         Enter into or assume any agreement (other than the Credit Documents) prohibiting the creation or assumption of any Lien upon any properties or assets of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired.

                                ARTICLE X. DEFAULT

SECTION 10.1.  EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

         (a) Payments under Credit Documents. The Borrower shall default in the payment when due of any principal of any Loan. The Borrower shall default in the payment when due of any interest on any Loan, of any Fee or any other Obligations payable by it hereunder or under any other Credit Document, or any other Loan Party shall default in the payment when due of any amount payable by it under any Credit Document to which such Loan Party is a party, and such default shall continue for a period of five Business Days.

         (b) Other Indebtedness. The Borrower or any other Loan Party shall default in the payment when due of any principal of or interest on any Indebtedness having a principal amount outstanding, individually or in the aggregate, equal to or exceeding 5.0% of Consolidated Tangible Assets (as determined by reference to the most recently prepared audited financial statements of the Borrower and its Consolidated Subsidiaries) (other than the Obligations); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness of the Borrower or any other Loan Party shall occur and as a result of the occurrence of such event such Indebtedness (a) has become due or is required to be prepaid (whether by redemption, purchase or otherwise) prior to its stated maturity or (b) the holder or holders (or any agent or trustee acting on behalf of such holder or holders) are then entitled to cause such Indebtedness to become due or required to be so prepaid.

         (c) Representations and Warranties. Any representation, warranty or certification made or deemed to be made in any Credit Document to the Agent, any Lender or the Swingline Lender or any certificate, financial statement or other information furnished in writing to the Agent, any Lender or the Swingline Lender pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or deemed to be made.

         (d) Other Obligations. (i) The Borrower shall default in the performance of any of its obligations under Section 7.9. or Article IX. (other than Sections 9.2. or 9.5.); or (ii) the Borrower shall default in the performance of any of its obligations under Article VIII., Section 9.2. or 9.5. which default shall continue unremedied for a period of 10 Business Days after the Borrower or such Loan Party receives notice from the Agent or any Responsible Officer of the Borrower or any Responsible Officer of such Loan Party otherwise has actual knowledge thereof or (iii) the Borrower or any other Loan Party shall default in the performance of any of its other obligations in this Agreement or any other Credit Documents to which it is a party and such default shall continue unremedied for a period of 20 days after the Borrower or such Loan Party receives notice from the Agent or any Responsible Officer of the Borrower or any Responsible Officer of such Loan Party otherwise has actual knowledge thereof.

         (e) Voluntary Proceedings. The Borrower or any other Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due or (vii) take any corporate action for the purpose of effecting any of the foregoing.

         (f) Involuntary Proceedings. A proceeding or case shall be commenced against the Borrower or any other Loan Party, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any other Loan Party shall be entered in an involuntary case under the Bankruptcy Code.

         (g) Judgments. A judgment or judgments for the payment of money in excess of 5.0% of Consolidated Tangible Assets (as determined by reference to the most recently prepared audited financial statements of the Borrower and its Consolidated Subsidiaries) in the aggregate (exclusive of judgment amounts to the extent covered by insurance where the Borrower has submitted a claim and the insurer has not contested liability in respect of such judgment) shall be rendered by a court or courts against the Borrower or any other Loan Party and the same shall not be vacated, bonded or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof.

         (h) ERISA. (a) Any ERISA Event shall have occurred with respect to the Borrower or any other Loan Party and the sum of the Insufficiency of the Plan involved in such event (determined as of the date of occurrence of such ERISA Event) and the Insufficiency of any and all other Plans (determined as of the date of occurrence of such ERISA Event) of the Borrower or any other Loan Party with respect to which an ERISA Event shall have occurred (or the liability of the Borrower or any other Loan Party or its ERISA Affiliates related to such ERISA Event) exceeds 5.0% of Consolidated Tangible Assets (as determined by reference to the most recently prepared audited financial statements of the Borrower and its Consolidated Subsidiaries); or (b) the Borrower or any other Loan Party or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan and the imposition of such liability is reasonably likely to be incurred in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other Loan Party and its ERISA Affiliates as withdrawal liability (determined as of the date of such notification indemnification), requires payments exceeding 5.0% of Consolidated Tangible Assets (as determined by reference to the most recently prepared audited financial statements of the Borrower and its Consolidated Subsidiaries) per annum; or (c) the Borrower or any other Loan Party or any of its ERISA Affiliates shall have been notified by a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Person and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding 5.0% of Consolidated Tangible Assets (as determined by reference to the most recently prepared audited financial statements of the Borrower and its Consolidated Subsidiaries).

         (i) Change in Control. A Change in Control shall have occurred without the prior written consent of the Requisite Lenders. As used in this Section the term "Change in Control" shall mean the following: if any Person or two or more Persons acting in concert, shall acquire "beneficial ownership" within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of capital stock or securities of the Borrower representing 25% (or 40% with respect to any Person permitted to file a report on Schedule 13G under the Exchange Act) or more of the aggregate voting power of all classes of capital stock and securities of the Borrower.

         (j) Failure of Security Interest. The Agent shall cease to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens) for any reason other than the failure of the Agent to take any action within its control.

         (k) Material Adverse Effect. A Material Adverse Effect shall have occurred.

SECTION 10.2.  REMEDIES UPON EVENT OF DEFAULT.

         Upon the occurrence of an Event of Default the following provisions shall apply:

         (a)      Acceleration; Termination of Facilities.

                  (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the Event of Default and (iii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Credit Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) the Commitments, the Swingline Commitment, the obligation of the Lenders to make Loans hereunder, the obligation of the Swingline Lender to make Swingline Loans hereunder, and the obligation of the Agent to issue Letters of Credit hereunder, shall immediately and automatically terminate.

                  (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Requisite Lenders shall: (I) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of the Event of Default and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Credit Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Commitments and the obligation of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder. If the Agent has exercised any of the rights provided under the preceding sentence, the Swingline Lender shall: (x) declare the principal of, and accrued interest on, the Swingline Loans and the Swingline Note at the time outstanding, and all of the other Obligations owing to the Swingline Lender, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (y) terminate the Swingline Commitment and the obligation of the Swingline Lender to make Swingline Loans.

         (b) Credit Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Credit Documents.

         (c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

         (d) Appointment of Receiver. To the fullest extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

SECTION 10.3.  REMEDIES UPON DEFAULT.

         Upon the occurrence of a Default specified in Sections 10.1.(e) or 10.1.(f), the Commitments and the Swingline Commitment shall immediately and automatically terminate.

SECTION 10.4.  ALLOCATION OF PROCEEDS.

         If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Credit Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

                  (a) amounts due to the Agent and the Lenders in respect of Fees and expenses due under Section 12.2.;

                  (b)      payments of interest on Swingline Loans;

                  (c)      payments of principal on Swingline Loans;

                  (d) payments of interest on Revolving Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (e) payments of principal of Revolving Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (f) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 2.11.;

                  (g) amounts due to the Agent and the Lenders pursuant to Sections 12.9.;

                  (h) payments of all other amounts due under any of the Credit Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (i) amounts due Lenders in respect of Swap Obligations, to be applied for the ratable benefit of such Lenders; and

                  (j) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

SECTION 10.5.  COLLATERAL ACCOUNT.

         (a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Agent, for the benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section and in Section 2.11.

         (b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent and all interest and other earnings in respect of such investments and reinvestments shall be deposited into the Collateral Account until withdrawn as provided in this Section (including the immediately following subsection (d)), in Section 2.11. or in any other applicable provision of this Agreement or any other Credit Document. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own funds, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

         (c) If an Event of Default shall have occurred and be continuing, the Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Letter of Credit Liabilities due and payable.

         (d) So long as no Default or Event of Default has occurred and is continuing, the Agent shall, from time to time, at the written request of the Borrower, deliver to the Borrower within 5 days of receipt of such request, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of Letter of Credit Liabilities at such time, including any interest and other earnings on investments in respect of the Collateral Account. When all of the Obligations shall have been paid in full and no Letters of Credit remain outstanding, the Agent shall promptly deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

SECTION 10.6.  PERFORMANCE BY AGENT.

         If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Credit Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Credit Document.

SECTION 10.7.  RIGHTS CUMULATIVE.

         The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Credit Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                              ARTICLE XI. THE AGENT

SECTION 11.1.  AUTHORIZATION AND ACTION.

         Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Credit Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. Not in limitation of the foregoing, each Lender confirms and agrees that the Agent has no fiduciary obligations to such Lender under this Agreement, any other Credit Document or otherwise. At the request of a

Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Credit Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Credit Document not already required to be delivered to such Lender pursuant to the terms of this Agreement or any such other Credit Document. As to any matters not expressly provided for by the Credit Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Credit Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Credit Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy.

SECTION 11.2.  AGENT'S RELIANCE, ETC.

         Notwithstanding any other provisions of this Agreement or any other Credit Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the
Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Credit Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Credit Document or the satisfaction of any conditions precedent under this Agreement or any Credit Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such Collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

SECTION 11.3.  NOTICE OF DEFAULTS.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender (excluding the Agent in its capacity as a Lender) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a "notice of default." Further, if the Agent receives such a "notice of default", the Agent shall give prompt notice thereof to the Lenders.

SECTION 11.4.  BANK OF AMERICA AS LENDER.

         Bank of America, as a Lender, shall have the same rights and powers under this Agreement and any other Credit Document as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank of America in each case in its individual capacity. Bank of America and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

SECTION 11.5.  APPROVALS OF LENDERS.

         All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser period as may be required under the Credit Documents for the Agent to respond). Unless a Lender shall give written notice to the Agent that it consents to the recommendation or determination of the Agent within the applicable time period for reply, such Lender shall be deemed to have conclusively rejected or not consented to such recommendation or determination.

SECTION 11.6.  LENDER CREDIT DECISION, ETC.

         Each Lender expressly acknowledges and agrees that neither the Agent, BAS, nor any of their respective officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or other Person to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, BAS, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Loan Parties, the Subsidiaries and other Persons, its review of the Credit Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, BAS, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Credit Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Credit Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

SECTION 11.7.  INDEMNIFICATION OF AGENT.

         Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Credit Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Credit Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Credit Documents, any suit or action brought by the Agent to enforce the terms of the Credit Documents and/or collect any Obligations, any "lender liability" suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental and Safety Laws, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Credit Documents, the expiration of all Letters of Credit and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 11.8.  COLLATERAL MATTERS.

         (a) The Agent is authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Credit Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Credit Documents.

         (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with
Section 9.9. (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) as permitted by, but only in accordance with, the express terms of the applicable Credit Document; or (iv) if approved, authorized or ratified in writing by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section.

         (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Requisite Lenders or all of the Lenders, as applicable, and upon at least five Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any Loan Party in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of

Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

         (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Subsidiary or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section or in any of the Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

SECTION 11.9.  SUCCESSOR AGENT.

         The Agent may resign at any time as Agent under the Credit Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender as a successor Agent). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the resigning Agent's giving of notice of resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. If no successor Agent has accepted appointment by the date which is 30 days following a resigning Agent's notice of resignation, the resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the agent until such time, if any, as a successor Agent is appointed as provided for above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under the Credit Documents. After any resigning Agent's resignation hereunder as Agent, the provisions of this Article XI. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents.

SECTION 11.10.  DOCUMENTATION AGENT.

         The Documentation Agent in such capacity assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The title of "Documentation Agent" is solely honorific and implies no fiduciary responsibility on the part of the Documentation Agent, in its capacity as such, to the Agent, the Borrower or any Lender and the use of such title does not impose on the Documentation Agent any duties or obligations greater than those of any other Lender or entitle the Documentation Agent to any rights other than those to which any other Lender is entitled.

                           ARTICLE XII. MISCELLANEOUS

SECTION 12.1.  NOTICES.

         Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

         If the Borrower:

              Serologicals Corporation
              5655 Spalding Drive
              Norcross, Georgia 30092
              Attention:  Harold W. Ingalls, Vice President of
                     Finance and Chief Financial Officer
              Telephone No: (678) 728-2115
              Telecopy No: (678) 728-2120

         with a copy to:

              King & Spalding
              191 Peachtree Street
              Atlanta, Georgia 30303
              Attention:  Philip A. Theodore
              Telephone No.  (404) 572-4676
              Telecopy No.    (404) 572-5136

         If to the Agent:

              Bank of America, N.A.
              231 South LaSalle Street
              Mail Code IL12310830
              Chicago, Illinois 60604
              Attention:  Kristine Thennes
              Telephone No: (312) 828-1657
              Telecopy No: (877) 206-8412
         with a copy to:

              Alston & Bird LLP
              One Atlantic Center
              1201 West Peachtree Street, N.W.
              Atlanta, Georgia 30309-3424
              Attention: Paul M. Cushing, Esq.
              Telephone No: (404) 881-7000
              Telecopy No: (404) 881-4777

         If to a Lender:

              To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, however, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Neither the Agent, any Lender, nor the Swingline Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent, such Lender or Swingline Lender believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder.

SECTION 12.2.  EXPENSES.

         The Borrower agrees (a) to pay or reimburse the Agent for all of the Agent's reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Credit Documents (including due diligence expenses and travel expenses relating to closing, if any), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Credit Documents, including the reasonable fees and disbursements of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Credit Documents, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, intangibles, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Credit Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document, (d) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with gaining possession of, maintaining, handling, preserving, storing, shipping, appraising, selling, preparing for sale and advertising to sell any Collateral, whether or not a sale is consummated, and
(e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

SECTION 12.3.  SETOFF.

         Subject to Section 3.3., the Borrower hereby authorizes the Agent and each Lender (subject to receipt by such Lender of the Agent's prior written consent) at any time while an Event of Default exists, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Indebtedness at any time owing, by the Agent or such Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not any demand shall have been made. Each of the Agent and each Lender, as the case may be, agrees to notify the Borrower of any such set-off and application simultaneously therewith, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section are in addition to any other rights and remedies (including without limitation, other rights of set-off) which the Agent or any Lender may have.

SECTION 12.4.  ARBITRATION.

         ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CREDIT DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED

WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE AGENT OR ANY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE AGENT OR ANY LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE AGENT AND THE LENDERS MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

SECTION 12.5.  SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

         (c) Any Lender may at any time grant to one or more banks or other financial institutions or other entities (each a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided, however, any such participating interest must be for a constant and not a varying percentage interest. No Participant shall have any rights or benefits under this Agreement or any other Credit Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to
(i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, (v) any release of all or substantially all of the Collateral, or (vi) any release of any Guarantor from its obligations under the Guaranty. An assignment or other transfer which is not permitted by subsection (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

         (d) Any Lender may with the prior written consent of the Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) assign to one or more Eligible Assignees (each an "Assignee") all or a portion of such Lender's Commitment and its other rights, obligations and rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required in any case if a Default or Event of Default shall have occurred and be continuing or with respect to an assignment to a CLO if the assigning Lender retains the sole right to approve any amendment, modification, waiver or consent of or to any provision of this Agreement or any other Credit Document (except that the CLO may require such Lender to obtain its consent for any such amendment, modification, waiver or consent described in clauses (i) through (viii), inclusive, of Section 12.6. that affects such CLO); (ii) no such consent by the Borrower shall be required in the case of any assignment to another Lender or any affiliate of such Lender or another Lender unless after giving effect to such assignment, the Assignee will hold 40% or more of the aggregate amount of all Lenders' Commitments; (iii) any partial assignment shall be in an amount at least equal to $5,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $5,000,000; and (iv) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment (including without limitation, an assignment from one Lender to another Lender), the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.

         (e) The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

         (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) A Lender may furnish any information concerning the Borrower, any other Loan Party or any of their respective Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants), subject to compliance with Section 12.8.

         (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Loan Party or any of their respective Affiliates or Subsidiaries.

         (i) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws United States of America or of any other jurisdiction.

SECTION 12.6.  AMENDMENTS.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Credit Document to be given by the Lenders may be given, and any term of this Agreement or of any other Credit Document may be amended, and the performance or observance by the Borrower or any Loan Party or Subsidiary of any terms of this Agreement or such other Credit Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders

(and, in the case of an amendment to any Credit Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Agent at the written direction of the Lenders), do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, except for any increase in the Commitments effectuated pursuant to Section 2.12.; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations; (v) change the Commitment Percentages, except for any change in the Commitment Percentages resulting from any increase of the Commitments effectuated pursuant to Section 2.12.; (vi) amend Section 2.12., this Section or amend the definitions of the terms used in this Agreement or the other Credit Documents insofar as such definitions affect the substance of this Section; (vii) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; and (viii) release any Guarantor from its obligations under the Guaranty. Any amendment, waiver or consent relating to Section 2.13. or the obligations of Swingline Lender under this Agreement or any other Loan Document shall, in addition to Lenders required hereinabove to take such action, require the written consent of Swingline Lender. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Credit Documents. Further, no Collateral shall be released or disposed of by the Agent unless all of the Lenders so direct the Agent or unless released or disposed of as permitted by, and in accordance with, Section 11.8. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Credit Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

SECTION 12.7.  NONLIABILITY OF AGENT AND LENDERS.

         The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Credit Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

SECTION 12.8.  CONFIDENTIALITY.

         The Agent and the Lenders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, the Agent and the Lenders may make disclosure of any such information to such of their examiners, affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors as may be reasonably necessary in connection with this Agreement or as reasonably required by any proposed Assignee or any proposed Participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower, the Agent, any of the Lenders or the Swingline Lender; provided, however, that, as a condition to receipt of any such information, each such affiliate, auditor, counsel, consultant, appraiser, professional advisor, proposed Assignee or Participant shall agree in writing to treat all such information as confidential; and provided, further, that prior to any such disclosure to any unrelated entity outside the ordinary course of business or pursuant to legal process, the party making such disclosure shall give notice of such disclosure to the Borrower and cooperate with the Borrower in any efforts to limit or restrict such disclosure. In no event shall the Agent, any Lender or the Swingline Lender be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to the Agent, any Lender or the Swingline Lender with respect to information that (a) is or becomes generally available to the public (other than through such Person), (b) is already in the possession of such Person on a nonconfidential basis, or (c) comes into the possession of such Person in a manner not known to such Person to involve a breach of a duty of confidentiality owing to the Borrower.

SECTION 12.9.  INDEMNIFICATION.

         The Borrower shall and hereby agrees to indemnify and defend the Agent, BAS, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") for, and hold Indemnified Party harmless against, any and all losses, liabilities, claims (including Environmental Claims), damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower or any Loan Party of the proceeds of any of the extensions of credit hereunder or the past, present or future business activities of the Borrower or any Loan Party including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses that are determined pursuant to a final, non-appealable order of a court of competent jurisdiction or by binding arbitration, as applicable, to have resulted solely from the gross negligence, willful misconduct or bad faith of such Indemnified Party).

SECTION 12.10.  SURVIVAL.

         Notwithstanding any termination of this Agreement, or of the other Credit Documents, the indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 11.7., 12.2. and 12.9. and any other provision of this Agreement and the other Credit

Documents, and the arbitration provisions contained in Section 12.4., shall continue in full force and effect and shall protect the protect the Agent, the Lenders and the Swingline Lender against events arising after such termination as well as before.

SECTION 12.11.  SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.12.  GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 12.13.  COUNTERPARTS.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 12.14.  OBLIGATIONS WITH RESPECT TO LOAN PARTIES.

         The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

SECTION 12.15.  ENTIRE AGREEMENT.

         This Agreement, the Notes, and the other Credit Documents referred to herein, together with any letter agreement between the Agent, BAS, any Lender or the Swingline Lender regarding Fees and any letter agreement between the Swingline Lender and the Borrower regarding interest rates applicable to Swingline Loans, embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

SECTION 12.16.  CONSTRUCTION.

         The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Credit Documents with its legal counsel and that this Agreement and the other Credit Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.

SECTION 12.17.  NO NOVATION; EFFECT OF AMENDMENT AND RESTATEMENT.

         THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT. FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PERFECTION OR PRIORITY OF ANY LIEN OF AGENT (INCLUDING ANY LIEN PREVIOUSLY HELD BY BANK OF AMERICA IN ITS INDIVIDUAL CAPACITY BUT NOW HELD BY BANK OF AMERICA IN ITS CAPACITY AS THE AGENT) IN ANY OF THE COLLATERAL IN ANY WAY WHATSOEVER. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY LIEN HELD BY BANK OF AMERICA IN ANY OF THE COLLATERAL (AS DEFINED HEREIN) PURSUANT TO ANY OF THE CREDIT DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT) CONTINUES IN SUCH COLLATERAL BUT SHALL BE DEEMED TO BE HELD BY BANK OF AMERICA IN ITS CAPACITY AS AGENT FOR THE BENEFIT OF THE LENDERS AND THE SWINGLINE LENDER. THE AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT EFFECTED BY THIS AGREEMENT SHALL BE DEEMED TO HAVE PROSPECTIVE APPLICATION ONLY UNLESS OTHERWISE SPECIFICALLY STATED HEREIN.

                         [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                            SEROLOGICALS CORPORATION



                                            By:/s/ Jeffrey D. Linton
                                               ---------------------------
                                               Name:   Jeffrey D. Linton
                                               Title:  Vice President

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                  APRIL 25, 2002 WITH SEROLOGICALS CORPORATION]

                                      BANK OF AMERICA, N.A., individually and as
                                       Swingline Lender



                                      By: /s/ Elizabeth L. Knox
                                          ------------------------
                                          Name: Elizabeth L. Knox
                                          Title: SVP

                                      COMMITMENT AMOUNT:

                                      $25,000,000

                                      BANK OF AMERICA, N.A., as Agent



                                      By: /s/ Kristine Thennes
                                          ------------------------
                                          Name: Kristine Thennes
                                          Title: Vice President

                                      LENDING OFFICE (all Types of Loans):

                                      101 North Tryon Street
                                      Charlotte, North Carolina 28255
                                      Attn:  Angela M. Berry
                                      Telecopier:   (704) 386-8958
                                      Telephone:    (704) 409-0009

                                      ADDRESS FOR NOTICES:

                                      Bank of America, N.A.
                                      231 South LaSalle Street
                                      Mail Code IL12310830
                                      Chicago, Illinois 60604
                                      Attention:  Kristine Thennes
                                      Telephone No: (312) 828-1657
                                      Telecopy No:  (877) 206-8412

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                  APRIL 25, 2002 WITH SEROLOGICALS CORPORATION]

                                            PNC BANK, NATIONAL ASSOCIATION



                                            By: /s/ Theodore Kuber, Jr.
                                                --------------------------
                                                Name: Theodore Kuber, Jr.
                                                Title: Vice President

                                            COMMITMENT AMOUNT:

                                            $12,500,000

                                            LENDING OFFICE (all Types of Loans):

                                            PNC Bank, National Association
                                            201 South Tryon Street, Suite 900
                                            Charlotte, North Carolina 28202
                                            Attn:  Theodore Kuber
                                            Telecopier:  (704) 342-8450
                                            Telephone:   (704) 342-8420

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                  APRIL 25, 2002 WITH SEROLOGICALS CORPORATION]

                                  BRANCH BANKING & TRUST COMPANY



                                  By: /s/ M. Eddie Garrett
                                      -----------------------
                                      Name: M. Eddie Garrett
                                      Title: Vice President

                                  COMMITMENT AMOUNT:

                                  $12,500,000

                                  LENDING OFFICE (all Types of Loans):

                                  Branch Banking & Trust Company
                                  3237 Satellite Boulevard, Bldg. 300, Suite 200 Duluth, Georgia 30096
                                  Attn:  Eddie Garrett
                                  Telecopier:  (678) 473-6075
                                  Telephone:   (678) 473-6065

                       [Signatures Continued on Next Page]

   [SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF
                  APRIL 25, 2002 WITH SEROLOGICALS CORPORATION]

                                            JPMORGAN CHASE BANK



                                            By: /s/ Eileen Piker
                                                ----------------------
                                                Name: Eileen Piker
                                                Title: Vice President

                                            COMMITMENT AMOUNT:

                                            $15,000,000

                                            LENDING OFFICE (all Types of Loans):

                                            JPMorgan Chase Bank
                                            106 Corporate Drive
                                            White Plains, New York 10604
                                            Attn:  Eileen Piker
                                            Telecopier:  (914) 993-2222
                                            Telephone:   (914) 993-2209